Exhibit 4.2




                              MDC CORPORATION INC.



                                       AND



                            CUSTOM DIRECT INCOME FUND



                                       AND



                            CIBC MELLON TRUST COMPANY

                                     TRUSTEE


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                                 TRUST INDENTURE

                  PROVIDING FOR THE ISSUANCE OF ADJUSTABLE RATE
                  EXCHANGEABLE SECURITIES DUE DECEMBER 31, 2028

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                                December 8, 2003

                        [TORYS LLP Logo Graphic Omitted]


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                                                     TABLE OF CONTENTS

Article 1
        INTERPRETATION...........................................................................................2
        1.1     Definitions......................................................................................2
        1.2     Meaning of "outstanding" for Certain Purposes....................................................9
        1.3     Interpretation Not Affected by Headings.........................................................10
        1.4     Extended Meaning................................................................................10
        1.5     Applicable Law..................................................................................10
        1.6     Language........................................................................................10
        1.7     Time of Essence.................................................................................10
        1.8     Day Not a Business Day..........................................................................11
        1.9     Meaning of Day..................................................................................11
        1.10    References to Dollar Amounts....................................................................11
        1.11    Currency Conversion and Indemnity...............................................................11
        1.12    Severability....................................................................................12


Article 2
        EXCHANGEABLE SECURITY FORMS.............................................................................12
        2.1     Forms Generally.................................................................................12


Article 3
        ISSUES OF EXCHANGEABLE SECURITIES.......................................................................12
        3.1     Limit of Issue..................................................................................12
        3.2     Designation, Terms and Form of Exchangeable Securities..........................................12
        3.3     Issue of Exchangeable Securities................................................................14
        3.4     Exchangeable Securities to Rank Pari Passu......................................................15
        3.5     No Additional Exchangeable Securities...........................................................15
        3.6     Exchangeable Securities Issuable in Global Form.................................................15
        3.7     Global Security.................................................................................16
        3.8     Signing of Exchangeable Securities..............................................................16
        3.9     Certification by Trustee........................................................................17
        3.10    Replacement of Exchangeable Securities..........................................................17
        3.11    Computation of Interest.........................................................................18
        3.12    Payment.........................................................................................19
        3.13    Payment Agreements for Exchangeable Securities..................................................19
        3.14    No Fractional Units.............................................................................19


Article 4
        REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP..........................................................20
        4.1     Register........................................................................................20
        4.2     Transferee Entitled to Registration.............................................................20
        4.3     Charges for Transfer and Exchange...............................................................20
        4.4     Registers Open for Inspection...................................................................21
        4.5     Closing of Registers............................................................................21
        4.6     Ownership of Exchangeable Securities............................................................21
        4.7     Record of Payments..............................................................................22
        4.8     Special Provisions Relating to Legended Exchangeable Securities.................................22
        4.9     Certification by Non-U.S. Holders...............................................................23
        4.10    Additional Conditions to Exchange of Certain Exchangeable Securities............................23


Article 5
        RIGHT TO EXCHANGE EXCHANGEABLE SECURITIES...............................................................24
        5.1     Exchange Right..................................................................................24
        5.2     Basic Exchange Right............................................................................24
        5.3     Exchange Date After Last Business Day of Month but On or Before Interest Payment Date...........25
        5.4     Exchange Date Within 30 Days Preceding Maturity Date or Concurrently with or after Acceleration.25
        5.5     Exercise of Exchange Right......................................................................25
        5.6     Notice to MDC of Exercise of Exchange Right.....................................................26
        5.7     Deposit of Cash or Units........................................................................26
        5.8     Confirmation of Unit Ownership..................................................................26
        5.9     Method of Delivery to Holders...................................................................27
        5.10    Cancellation of Exchangeable Securities.........................................................27
        5.11    Notice to Holders...............................................................................27
        5.12    Fractional Units................................................................................27


Article 6
        MDC'S RIGHT TO REDEEM AND PURCHASE......................................................................28
        6.1     Redemption......................................................................................28
        6.2     Redemption Notice...............................................................................28
        6.3     Procedure for Redemption........................................................................29
        6.4     Method of Delivery to Holders...................................................................30
        6.5     No Fractional Units.............................................................................30
        6.6     Purchase of Exchangeable Securities.............................................................30
        6.7     Priority of Exchange Right Over Cash Redemption.................................................31


Article 7
        ADJUSTMENTS.............................................................................................31
        7.1     Adjustment upon Consolidation or Subdivision....................................................31
        7.2     Adjustment upon Reorganization Event............................................................33
        7.3     Other Actions...................................................................................34
        7.4     Notice of Adjustments and Certain Other Events..................................................34


Article 8
        SECURITY AND RELATED COVENANTS..........................................................................35
        8.1     Pledge of Shares................................................................................35
        8.2     Covenants Concerning the Pledged Eligible Securities, etc.......................................35
        8.3     Further Security................................................................................36
        8.4     Periodic Certification as to Market Value of Pledged Eligible Securities........................36
        8.5     Delivery of Pledged Eligible Securities.........................................................37
        8.6     Voting of Pledged Eligible Securities...........................................................37
        8.7     Distributions on Pledged Eligible Securities....................................................37
        8.8     Enforcement.....................................................................................37
        8.9     Release of Pledged Eligible Securities..........................................................38
        8.10    Further Assurances..............................................................................39
        8.11    Release of Pledge of Shares.....................................................................39


Article 9
        COVENANTS OF MDC AND OF THE FUND........................................................................39
        9.1     General Covenants...............................................................................39
        9.2     Not to Accumulate Interest......................................................................39
        9.3     Certificates of Compliance......................................................................40
        9.4     Trustee's Remuneration and Expenses.............................................................40
        9.5     Performance of Covenants by Trustee.............................................................40
        9.6     Qualification of Units..........................................................................41
        9.7     Maintenance of Listing..........................................................................41
        9.8     The Fund as a Reporting Issuer and Maintenance of Listing.......................................41
        9.9     Provision of Documentation Relating to the Fund.................................................41


Article 10
        DEFAULT AND ENFORCEMENT.................................................................................41
        10.1    Events of Default...............................................................................41
        10.2    Acceleration on Default.........................................................................43
        10.3    Waiver of Default...............................................................................44
        10.4    Proceedings by the Trustee......................................................................44
        10.5    Suits by Holders................................................................................45
        10.6    Application of Moneys Received by Trustee.......................................................45
        10.7    Distribution of Proceeds........................................................................46
        10.8    Immunity of Holders and Unitholders.............................................................46
        10.9    Remedies Cumulative.............................................................................47
        10.10   Judgment Against MDC............................................................................47
        10.11   Indemnification.................................................................................47
        10.12   No Fractional Units.............................................................................47


Article 11
        SATISFACTION AND DISCHARGE..............................................................................47
        11.1    Repayment of Unclaimed Moneys to MDC............................................................47
        11.2    Release from Covenants..........................................................................48


Article 12
        SUCCESSOR CORPORATIONS..................................................................................48
        12.1    Certain Requirements in Respect of Merger, etc..................................................48
        12.2    Vesting of Powers in Successor..................................................................50
        12.3    Wholly-Owned Subsidiaries.......................................................................50


Article 13
        MEETINGS OF BENEFICIAL HOLDERS..........................................................................50
        13.1    Right to Convene Meeting........................................................................50
        13.2    Notice..........................................................................................50
        13.3    Chairman........................................................................................51
        13.4    Quorum..........................................................................................51
        13.5    Powers of Adjournment...........................................................................51
        13.6    Show of Hands...................................................................................51
        13.7    Poll............................................................................................52
        13.8    Voting..........................................................................................52
        13.9    MDC and Trustee May Be Represented..............................................................52
        13.10   Powers Exercisable by Extraordinary Resolution..................................................52
        13.11   Powers Not Exercisable by Extraordinary Resolution..............................................54
        13.12   Meaning of "Extraordinary Resolution"...........................................................55
        13.13   Powers Cumulative...............................................................................56
        13.14   No Requirement to Obtain Consent................................................................56
        13.15   Minutes.........................................................................................56
        13.16   Instrument in Writing...........................................................................56
        13.17   Binding Effect of Resolutions...................................................................57
        13.18   Evidence of Rights of Holders...................................................................57
        13.19   Voting and Dividends............................................................................57


Article 14
        SUPPLEMENTAL INDENTURES.................................................................................58
        14.1    Execution of Supplemental Indentures............................................................58


Article 15
        CONCERNING THE TRUSTEE..................................................................................59
        15.1    Rights and Duties of Trustee....................................................................59
        15.2    Evidence........................................................................................60
        15.3    Experts, Advisers and Agents....................................................................60
        15.4    Documents, Moneys, etc. Held by Trustee.........................................................60
        15.5    Action by Trustee to Protect Interests..........................................................61
        15.6    Trustee Not Required to Give Security...........................................................61
        15.7    Protection of Trustee...........................................................................61
        15.8    Replacement of Trustee..........................................................................62
        15.9    Conflict of Interest............................................................................64
        15.10   Acceptance of Trust.............................................................................64
        15.11   Trust Indenture Legislation.....................................................................64
        15.12   Evidence and Authority to Trustee...............................................................64
        15.13   Authority to Carry on Business..................................................................65


Article 16
        NOTICES.................................................................................................66
        16.1    Notice to Holders...............................................................................66
        16.2    Notice to Trustee...............................................................................66
        16.3    Notice to MDC...................................................................................66
        16.4    Mail Service Interruption.......................................................................67


Article 17
        SUBORDINATION...........................................................................................67
        17.1    Agreement to Subordinate........................................................................67
        17.2    Default on Senior Indebtedness..................................................................68
        17.3    Liquidation; Dissolution; Bankruptcy............................................................68
        17.4    Rights of Holders Reserved......................................................................70
        17.5    No Fiduciary Duty to Holders of Senior Indebtedness.............................................70
        17.6    Authorization of Holders to Trustee to Acknowledge or Effectuate Subordination..................70
        17.7    Subrogation.....................................................................................70
        17.8    Notice by MDC...................................................................................71
        17.9    Rights of the Trustee; Holders of Senior Indebtedness...........................................72
        17.10   Subordination May Not Be Impaired...............................................................72
        17.11   Article Applicable to Paying Agents.............................................................73


Article 18
        FORM OF EXCHANGEABLE SECURITIES.........................................................................73
        18.1    English Form of Exchangeable Securities.........................................................73
        18.2    U.S. Legend.....................................................................................83
        18.3    French Form of Exchangeable Securities..........................................................83


Article 19
        EXECUTION...............................................................................................83
        19.1    Counterparts and Formal Date....................................................................83

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                  THIS TRUST INDENTURE made as of December 8, 2003.

B E T W E E N:

                           MDC CORPORATION INC., a corporation incorporated under the laws of Ontario

                           ("MDC")

                                                             OF THE FIRST PART,

                           - and -

                           CUSTOM DIRECT INCOME FUND, a trust formed under the laws of Ontario

                           (the "Fund")

                                                            OF THE SECOND PART,

                           - and -

                           CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada and duly authorized to carry on a trust business in each province of Canada

                           (the "Trustee")

                                                              OF THE THIRD PART.


         WHEREAS MDC wishes to create and issue Exchangeable Securities (as hereinafter defined) to be constituted and issued in the manner hereinafter appearing;

         AND WHEREAS MDC, under its constating documents and the laws relating thereto, is duly authorized to create and issue the Exchangeable Securities to be issued as herein provided;

         AND WHEREAS all things necessary have been done and performed to make the Exchangeable Securities, when certified by the Trustee and issued as in this Trust Indenture provided, legal, valid and binding obligations of MDC with the benefits and subject to the terms of this Trust Indenture;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by MDC and not by the Trustee;

         AND WHEREAS the Fund has agreed to become a party to this Trust Indenture solely for the purpose of providing the covenants set out in Sections
9.6 and 9.8;

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         NOW THEREFORE THIS TRUST INDENTURE WITNESSES and it is hereby agreed and declared as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      Definitions

         In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:

         "1933 Act" means the United States Securities Act of 1933, as amended from time to time.

         "2004 Audit" means the audit for the Fund for the year ended December 31, 2004.

         "2004 Audit Date" means the date on which the Auditors' Report prepared by the Fund's auditors and relating to the 2004 Audit is issued.

         "Acceleration" means a declaration by the Trustee in accordance with
         Section 10.2, either in its own discretion or upon receipt of a Holders' Request, that the principal of and accrued but unpaid interest on all Exchangeable Securities then outstanding and all other moneys payable hereunder are immediately due and payable.

         "Adjustable Rate" means for a month, the rate equal to the greater of:

                  (a) the percentage that the Unit Distribution in respect of such month is of the principal amount per Exchangeable Security; and

                  (b) 0.25%, being 3.00% per annum, calculated using the nominal and not the effective rate method and without allowance or deduction for deemed re-investment.

         "Adjustment Event" means any event which, in accordance with the provisions of Article 7, would result in an adjustment to the Exchange Rate.

         "Affiliate" means any person directly or indirectly controlling, controlled by or under direct or indirect common control with, MDC. A person shall be deemed to control a body corporate if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such body corporate, whether through the ownership of voting securities, by contract, or otherwise.

         "Authorized Investments" has the meaning set out in Subsection 15.4(2).

         "Basic Exchange Right" has the meaning set out in Section 5.2.

         "Beneficial Holder" means any person owning a beneficial interest in any Exchangeable Security.

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         "Business Day" means any day, other than a Saturday or Sunday, on which banks and other financial institutions are open for business in Toronto, Ontario.

         "Cash Redemption" has the meaning set out in Subsection 6.1(1).

         "CDS" means The Canadian Depository for Securities Limited.

         "CDS Participant" means a participant in the CDS book-entry only system.

         "Certificate of MDC", "Order of MDC" and "Request of MDC" mean, respectively, a written certificate, order and request signed in the name of MDC by any two of its Chairman, Chief Executive Officer, President, any Vice-President, Treasurer, any Assistant Treasurer, Secretary and any Assistant Secretary, and may consist of one or more instruments so executed.

         "Certified Resolution" means a copy of a resolution certified by an officer of MDC to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

         "Convertible Debentures" means the 7% subordinated unsecured convertible debentures of MDC issued January 7, 1997 and due January 8, 2007.

         "Counsel" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for MDC) retained by the Trustee or retained by MDC and acceptable to the Trustee, acting reasonably.

         "Current Market Price" means, as at any date (the "Date of Determination"), a price per Unit equal to the weighted average trading price for a Unit on the TSX for the 20 trading days ending 5 trading days prior to the Date of Determination.

         "Custom Direct" means Custom Direct, Inc., a corporation formed under the laws of Delaware.

         "Custom Direct Shares" means, collectively, (i) 3.903449098 Class B shares in the capital of Custom Direct, representing 20% of the outstanding common shares of Custom Direct; and (ii) 3.903449884 Series B Preferred Shares in the capital of Custom Direct, representing 20% of the outstanding preferred shares of Custom Direct.

         "Custom Direct ULC" means Custom Direct ULC, an unlimited liability corporation existing under the laws of Nova Scotia.

         "Declaration of Trust" means the amended and restated declaration of trust of the Fund dated May 14, 2003, as the same may be amended and restated from time to time.

         "Default Amount" means, with respect to an Exchangeable Security, an amount equal to 101% of the principal amount of such Exchangeable Security, plus accrued but unpaid interest on such Exchangeable Security to but excluding the date of actual payment thereof.

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         "Director" means a director of MDC for the time being and "Directors"
         means the board of directors of MDC or, whenever duly empowered, the executive committee (if any) of the board of directors of MDC, for the time being, and reference without more to action by the Directors means action by the directors of MDC as a board or action by the executive committee of the board as a committee.

         "Distribution Target" means the Fund having made average monthly per Unit cash Unit Distributions of at least $0.1125 for the period from May 29, 2003 to December 31, 2003 or for any fiscal year subsequent to 2003.

         "EBITDA" means earnings before interest, income taxes, depreciation and amortization and non-recurring costs.

         "EBITDA Target" means the Fund having earned audited EBITDA of approximately US$22.2 million (based on 2002 EBITDA of US$20.1 million adjusted to reflect the internalization of production related to the termination of the contract with Harland Company, the cost savings associated with the extension of the base-stock agreement with Davis + Henderson, Limited Partnership (collectively, US$2.9 million) and incremental public company costs (approximately US$0.8 million per annum)) for the year ending December 31, 2003 or for any fiscal year subsequent to 2003.

         "Eligible Securities" means the Custom Direct Shares, Units, Reorganization Property and Government Securities.

         "Event of Default" has the meaning set out in Section 10.1.

         "Exchange Date" has the meaning set out in Section 5.7.

         "Exchange Default" means the failure by MDC to deliver the required amount or number, as the case may be, of cash and/or Units in accordance with Article 5 upon the exercise by any Holder of the Exchange Right.

         "Exchange Deposit Date" means, in respect of any Exchangeable Security, the date upon which the certificate, if any, with respect to such Exchangeable Security, together with a duly completed and executed Exchange Notice or other form of written notice of exercise acceptable to the Trustee, are deposited for exchange pursuant to Section 5.5.

         "Exchange Event" means the occurrence in respect of any year of each of the following conditions:

                (a) the Fund meeting the EBITDA Target; and

                (b) the Fund meeting the Distribution Target;

         in each case provided that Custom Direct ULC is not then in default of its interest obligations under the Note Indenture.

         "Exchange Notice" means a written notice of a Holder's intention to exchange Exchangeable Securities.

         "Exchange Rate" means one Unit for each Exchangeable Security exchanged, subject to adjustment from time to time in accordance with
         Article 7.

         "Exchange Right" means the right of a Holder to exchange Exchangeable Securities in accordance with Article 5.

         "Exchangeable Securities" means the adjustable rate exchangeable securities of MDC issued and certified hereunder and for the time being outstanding.

         "Exercising Beneficial Holder" means a Beneficial Holder who exercises the Exchange Right by causing a CDS Participant to deliver to CDS at its principal office in Toronto, on behalf of the Beneficial Holder, an Exchange Notice in accordance with Section 5.5.

         "Extraordinary Resolution" has the meaning set out in Section 13.12.

         "Fund" means Custom Direct Income Fund, an open-ended, limited purpose trust formed under the laws of Ontario.

         "Fund Cash Payment" means, at any date, a cash amount equal to the greater of (i) the principal amount of the Exchangeable Security and
         (ii) the Fund Unit Payment determined as at that date multiplied by the Current Market Price per Unit at that date.

         "Fund Unit Payment" means, at any date, the number of Units per Exchangeable Security determined in accordance with the Exchange Rate as at such date.

         "Government Securities" means securities with a term not in excess of 90 days issued by or guaranteed by the Government of Canada or the Government of the United States of America.

         "Holder" means any person whose name is for the time being entered in the registers hereinafter mentioned as a holder of Exchangeable Securities.

         "Holders' Request" means an instrument signed in one or more counterparts by the holders of not less than 25% of the aggregate principal amount of the Exchangeable Securities then outstanding requesting the Trustee to take the action or proceeding specified therein.

         "indebtedness" means all indebtedness of MDC for borrowed money which would, in accordance with generally accepted accounting principles in Canada, be reflected as liabilities on an unconsolidated balance sheet of MDC and shall, in any event, include, without limitation or duplication:

           (a) indebtedness of any partnership, joint venture or other entity for which MDC is liable (to the extent liable);

           (b) capital or financial leases which are required by generally accepted accounting principles in Canada to be included as a balance sheet item;

           (c) amounts for which MDC may be liable at such time arising as a result of the early termination of or default under interest rate conversion agreements, currency conversion agreements, forward contracts, hedging agreements, futures contracts and similar agreements; and

           (d) the retraction price of preferred shares which are retractable by the holder within five years.

         "Indenture Legislation" has the meaning set out in Subsection 15.11(1).

         "Independent Investment Dealer" means a member of the Investment Dealers Association of Canada which, in all the circumstances, can reasonably be regarded as independent of MDC.

         "Initial Pledged Shares" means the Custom Direct Shares owned by MDC and delivered and pledged to the Trustee on the date hereof, subject to adjustment in accordance with Subsection 8.2(3).

         "Interest Payment Date" means the Business Day on or before the 15th day of each calendar month, being the day on which the Fund currently pays the monthly Unit Distribution to holders of Units in respect of the preceding month, subject to the provisions of Section 13.14 hereof.

         "Interest Record Date" means, with respect to any payment of interest pursuant to Section 3.2 hereof, the last Business Day of the month preceding the month in which such payment of interest is required to be made.

         "Market Value" means, as at any date, (i) in respect of Eligible Securities, other than the Custom Direct Shares, Units and Reorganization Property, 75% of the Canadian dollar face amount or, if the face amount is not in Canadian dollars, 75% of the Canadian dollar equivalent of such face amount as at such date, (ii) in the case of Units, the aggregate Current Market Price of such Units, (iii) in respect of Reorganization Property, the aggregate Transaction Value thereof as at such date, and (iv) in the case of the Custom Direct Shares, the aggregate Current Market Price of the number of Units into which such Custom Direct Shares are exchangeable.

         "Maturity Date" means December 31, 2028.

         "Maturity Value" means, in respect of any Exchangeable Security, the outstanding principal amount of such Exchangeable Security on the Maturity Date.

         "MDC" means MDC Corporation Inc. and every Successor Corporation which shall have complied with the provisions of Article 12.

         "Non-Book Entry Certification Event" means the occurrence of any of the following events, in respect of CDS: (i) MDC determines that CDS is no longer willing or able to discharge properly its responsibilities as depository and MDC is unable to locate a qualified successor and appoint such successor within 90 days; (ii) MDC at its option elects to have the Exchangeable Securities authenticated and delivered in certificated non-book entry, definitive registered form, or is required by law to do so; or (iii) the book-entry system of CDS ceases to exist.

         "Non-U.S. Holder" means any Holder that is not: (i) a citizen or individual resident in the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or a political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all of its substantial decisions.

         "Note Indenture" means a note indenture dated as of May 29, 2003 providing for the issue of an unlimited principal amount of unsecured, subordinated 14.5% Promissory Notes of Custom Direct ULC due May 29, 2013, as the same may be amended from time to time.

         "OBCA" has the meaning set out in Subsection 3.10(1).

         "Officers' Certificate" of any person (other than a natural person) means a written certificate signed in the name of such person by any two of its Chairman, Chief Executive Officer, President, any Vice-President, Treasurer, any Assistant Treasurer, Secretary and any Assistant Secretary, and may consist of one or more certificates so executed.

         "Paying Agent" means any person (including MDC acting as Paying Agent) authorized by MDC to pay the principal of or interest on any Exchangeable Securities on behalf of MDC.

         "person" means a natural person, corporation, body corporate, partnership, joint venture or other unincorporated association, trust, government or governmental authority and pronouns have a similar extended meaning.

         "Pledged Eligible Securities" means the Initial Pledged Shares and thereafter all Eligible Securities as may be held from time to time by the Trustee in accordance with the terms of Article 8.

         "Redemption Date" means the date specified for delivery to the Trustee by MDC of redemption proceeds in accordance with Article 6, which date shall be 10 days following the Redemption Notice Date in the case of the Unit Redemption or, in the case of the Cash Redemption, not more than 60 days and not less than 30 days following the Redemption Notice Date, all in accordance with Subsection 6.2(1).

         "Redemption Notice" has the meaning set out in Subsection 6.2(1).

         "Redemption Notice Date" means the date on which MDC delivers a Redemption Notice to the Trustee in accordance with Section 6.2.

         "Redemption Right" means the right of MDC to redeem Exchangeable Securities in accordance with Article 6.

         "Reorganization Event" has the meaning set out in Subsection 7.2(1).

         "Reorganization Property" means any securities or other property which may be received by MDC in exchange for, or in respect of, Custom Direct Shares or Units in connection with a Reorganization Event.

         "Secured Amount" has the meaning set out in Subsection 8.2(1).

         "Senior Indebtedness" means, without duplication, with respect to MDC:
         (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of MDC, and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by MDC, including any such securities issued under any deed, indenture or other instrument to which MDC is a party; (ii) all capital or financial lease obligations of MDC; (iii) all obligations of MDC issued or assumed as the deferred purchase price of property, all conditional sale obligations of MDC, all hedging agreements and agreements of a nature similar thereto and all agreements relating to any such agreements, and all obligations of MDC under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of MDC for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which MDC is responsible or liable as obligor, guarantor, surety or otherwise; and
         (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of MDC (whether or not such obligation is assumed by MDC), in each case whether outstanding at the date of this Indenture or thereafter incurred, provided, however, that Senior Indebtedness shall not include
         (W) trade accounts payable and purchase-money indebtedness classified as accounts payable under Canadian generally accepted accounting principles, (X) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument which contains express terms, providing that it is subordinate to or ranks pari passu in right of payment with the Exchangeable Securities, (Y) any indebtedness between MDC and its Affiliates, and (Z) the Convertible Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

         "Successor Corporation" has the meaning set out in Subsection
         12.1(1)(a).

         "Transaction Value" has the meaning set out in Subsection 7.2(1).

         "Trust Indenture", "this Trust Indenture", "Indenture", "this Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Trust Indenture and not to any particular Article, Section, Subsection, paragraph, subparagraph, clause, subclause or other portion hereof, and include any and every supplemental indenture; and "supplemental indenture" and "indenture supplemental hereto" include any and every indenture, deed or instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article", "Section", "Subsection", "paragraph", "subparagraph", "clause" and "subclause" followed by a number and/or a letter mean and refer to the specified Article, Section, Subsection, paragraph, subparagraph, clause or subclause of this Trust Indenture.

         "Trustee" means CIBC Mellon Trust Company and any successors to CIBC Mellon Trust Company for the time being in the trusts hereby created.

         "Trustee Affiliate" has the meaning set out in Subsection 15.4(3).

         "TSX" means the Toronto Stock Exchange.

         "Unit Distribution" means the amount per Unit actually paid by the Fund to holders of Units.

         "Unit Redemption" has the meaning set out in Subsection6.1(1).

         "Units" means trust units of the Fund authorized and issued in accordance with the Declaration of Trust, as such Units may be reclassified or changed from time to time as contemplated by Subsection 7.1(3), and includes Reorganization Property.

         "U.S. Legend" has the meaning set out in Subsection 4.8(1).

         "U.S. Person" has the meaning ascribed thereto in Regulation S promulgated under the 1933 Act.

1.2      Meaning of "outstanding" for Certain Purposes

         Every Exchangeable Security certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money and/or property for the payment thereof has been set aside pursuant to the terms of this Trust Indenture; provided, however, that:

         (a) subject as provided in Subsection 1.2(b) hereof, a Exchangeable Security does not cease to be outstanding because an Affiliate of MDC is the Holder of the Exchangeable Security; and

         (b) for the purpose of any provision of this Trust Indenture entitling holders of Exchangeable Securities to vote, sign consents, requests or other instruments or take any other action under this Trust Indenture,

               Exchangeable Securities owned legally or equitably by MDC or any Affiliate of MDC shall be disregarded except that:

               (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Exchangeable Securities of which the Trustee has actual notice that they are so owned shall be so disregarded; and

               (ii) Exchangeable Securities so owned which have been pledged in good faith other than to MDC or any Affiliate of MDC shall not be so disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to vote such Exchangeable Securities in the pledgee's discretion free from the control of MDC or any Affiliate of MDC.

1.3      Interpretation Not Affected by Headings

         The division of this Trust Indenture into Articles, Sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Trust Indenture.

1.4      Extended Meaning

         Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.5      Applicable Law

         This Trust Indenture and the Exchangeable Securities shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.6      Language

         The parties hereto expressly request and require that this Trust Indenture and all other documents related thereto be drawn up in English. Les parties aux presentes conviennent et exigent que cette acte de fiducie et tous les documents qui s'y rattachent soient rediges en anglais.

1.7      Time of Essence

         Time shall be of the essence of this Trust Indenture.

1.8      Day Not a Business Day

         In the event that any day on which, or on or before which, any action is required to be taken hereunder or under the Exchangeable Securities is not a Business Day, then such action shall be required to be taken on or before the required time on the next succeeding day that is a Business Day.

1.9      Meaning of Day

         Unless otherwise expressly provided herein, any reference in this Trust Indenture to anything to be calculated or recorded, on or before, by, as of or after any date shall mean such thing is to be calculated or recorded, on or before, by, as of or after 5:00 p.m. (Toronto time) on that date.

1.10     References to Dollar Amounts

         All references in this Trust Indenture and in the Exchangeable Securities to sums of money shall be, unless the contrary is expressly indicated, to sums in lawful money of Canada. All references to US$ are to sums in lawful money of the United States.

1.11     Currency Conversion and Indemnity

   (1) If, in connection with any action or proceeding brought in connection with this Trust Indenture or any judgment or order obtained as a result thereof, it becomes necessary to convert any amount due hereunder in the currency specified in this Trust Indenture (the "First Currency") into currency of the United States of America ("U.S. Currency"), then the conversion shall be made at the rate specified in Subsection 1.11(2) (the "Conversion Rate") on the first Business Day prior to the day on which payment is received; provided that if the conversion is not able to be made in such manner in the jurisdiction in which the action or proceeding is brought, then the conversion shall be made at the Conversion Rate on the date fixed by the court for such conversion. It is further provided that if the Conversion Rate on the date of payment is different from the Conversion Rate on such first Business Day or on the date fixed for conversion by the court, as the case may be, the party liable to make the payment (the "payor") shall pay such additional amount (if any) in U.S. Currency as may be necessary to ensure that the amount paid on such payment date is the aggregate amount in U.S. Currency which, when converted at the Conversion Rate on the date of payment, is the amount due in the First Currency, together with all costs, charges and expenses of conversion. Any additional amount owing by the payor to the party or parties entitled to payment thereof pursuant to the provisions of this Section shall be due as a separate debt and shall give rise to a separate cause of action and shall not be affected by or merge into any judgment obtained for any other amounts due under or in respect of this Trust Indenture.

   (2) Where for the purposes of this Trust Indenture it is necessary to convert on any particular day an amount expressed in lawful money of Canada into lawful money of the United States of America, such conversion, unless otherwise expressly provided herein, shall be effected at the noon rate of exchange for such day as reported by the Bank of Canada for conversion of lawful money of Canada into lawful money of the United States of America.

1.12     Severability

         Each of the provisions in this Trust Indenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

                                   ARTICLE 2
                          EXCHANGEABLE SECURITY FORMS

2.1      Forms Generally

   (1) The Exchangeable Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in
         Article 18 to this Trust Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Trust Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of the TSX or as may, consistently herewith, be determined by the officers executing such Exchangeable Securities, as evidenced by their execution of the Exchangeable Securities.

   (2) The definitive Exchangeable Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, or as otherwise conforms with the rules of any securities exchange on which the Exchangeable Securities may be listed from time to time, as determined by the officers of MDC executing such Exchangeable Securities on behalf of MDC, with the Trustee's consent, as evidenced by their execution of such Exchangeable Securities.

                                   ARTICLE 3
                       ISSUES OF EXCHANGEABLE SECURITIES

3.1      Limit of Issue

         The aggregate principal amount of Exchangeable Securities that may be issued hereunder is limited to $34,155,196.25.

3.2      Designation, Terms and Form of Exchangeable Securities

         The Exchangeable Securities authorized to be issued hereunder shall

         (a)   be designated as "Adjustable Rate Exchangeable Securities";

         (b) be dated December 8, 2003 and bear interest from and including December 1, 2003 (subject to Sections 3.11,
               5.3, 5.4 and 6.1(2)) at a rate
               per calendar month equal to the Adjustable Rate for such month (after as well as before the Maturity Date, subject as herein provided, and after as well as before default and judgment, with interest on amounts in default, including overdue interest, at the same rate) and payable monthly (less all applicable withholding taxes) to Holders of record as of the last relevant Interest Record Date in arrears on each Interest Payment Date with the first Interest Payment Date being January 15, 2004 (and at such other date or dates as interest may be required to be paid hereunder on the Exchangeable Securities), interest to accrue from day to day in accordance with subsection 3.11(3) from the first day of each month to the last day of each month and payable in the amount calculated hereunder rounded to the nearest cent;

         (c) mature on the Maturity Date and be payable by MDC on such date at the Maturity Value plus accrued but unpaid interest to but excluding the date of payment (less all applicable withholding taxes), if such Exchangeable Securities have not theretofore been exchanged or redeemed, provided that, at the option of MDC, MDC may on the Maturity Date satisfy payment of the Maturity Value with respect to each Exchangeable Security in respect of which an Exchange Deposit Date has not occurred by: (i) delivery of Units with an aggregate value, based on the Current Market Price at the Maturity Date, equal to the Maturity Value; or (ii) payment of an amount in cash equal to the Maturity Value; provided in either case that accrued but unpaid interest on the Exchangeable Securities shall be paid in cash and that all applicable withholding taxes shall be withheld;

         (d) be issuable only in fully registered form without coupons and only in denominations of $8.75 and any integral multiple thereof and shall each have a principal amount of $8.75;

         (e) be substantially in the form set out in Article 18 with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Trust Indenture or as may be required to comply with any law or the rules of any securities exchange as may be determined by the officers of MDC executing any Exchangeable Security;

         (f)   be evidenced by a book-entry certificate as provided in
               Section 3.6(1) and, following a Non-Book Entry Certification Event, (i) the Exchangeable Securities shall be issued in fully registered certificated form without interest coupons; and (ii) principal and interest on Exchangeable Securities issued in certificated form will be payable (in the case of interest in accordance with Section 3.12), the transfer of such Exchangeable Securities will be registrable and such Exchangeable Securities will be exchangeable for securities bearing identical terms and provisions, at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of MDC by mailing a cheque five

               Business Days prior to the Interest Payment Date to the Holder at such address as appears on the registers provided in Section 4.1 and, at the option of MDC, principal and interest may be paid by electronic funds transmission to an account maintained by the payee located in Canada if electronic funds transmission instructions which MDC deems to be appropriate have been received from the Holder in writing by the Trustee not less than 15 days prior to the date of payment of such principal or interest; provided, further, that in the case of payments of principal the related Exchangeable Security, if any, is first surrendered to the Paying Agent. Notwithstanding the foregoing, a Holder will be entitled to receive interest payments, if any, on any Interest Payment Date and principal on maturity by electronic funds transmission to an account maintained by the payee located in Canada if electronic funds transmission instructions which MDC deems to be appropriate have been received in writing by the Trustee not less than 15 days prior to such Interest Payment Date or maturity, provided that in the case of payments of principal the related Exchangeable Security, if any, is first surrendered to the Paying Agent. Any such electronic funds transmission instructions received by the Trustee shall remain in effect until revoked by such Holder;

         (g) bear such distinguishing letters and numbers as the Trustee may approve;

         (h) in the circumstances described in Section 4.8, bear a legend regarding the registration requirements of the 1933 Act in substantially the form set out in Section 18.2;

         (i) be exchangeable at the option of the Holder, the terms and conditions under which such exchange may be completed being set out in Article 5; and

         (j)   be redeemable at the option of MDC in accordance with Article 6.

3.3      Issue of Exchangeable Securities

         Upon execution and delivery of this Trust Indenture, MDC shall have the right to execute and deliver the Exchangeable Securities to the Trustee for certification, and the Trustee shall thereupon certify and deliver those Exchangeable Securities, upon receipt by the Trustee of:

         (a) a Certified Resolution authorizing the issuance and delivery of the Exchangeable Securities;

         (b) a Certificate of MDC that it is not in default in the performance of any of its covenants herein contained and that it has complied with all other conditions of this Trust Indenture in connection with the issue of Exchangeable Securities of which certification and delivery is requested;

         (c) an Order of MDC for the certification and delivery of such Exchangeable Securities;

         (d) an opinion of Counsel in favour of the Trustee to the effect that all legal requirements in connection with the issue of the Exchangeable Securities have been complied with; and

         (e) such reports and certificates, if any, as may be required by any provision hereof or of Indenture Legislation in connection with the issue, certification and delivery of the Exchangeable Securities.

3.4      Exchangeable Securities to Rank Pari Passu

         Each Exchangeable Security shall be a direct, unsecured obligation of MDC that is, in part, subordinated to other indebtedness of MDC in accordance with the provisions of Article 17 and shall rank pari passu with each other Exchangeable Security without discrimination, preference or priority whatever may be the actual date or terms of issue of the same.

3.5      No Additional Exchangeable Securities

         MDC shall not have any right to authorize the creation of any subsequent series of Exchangeable Securities hereunder.

3.6      Exchangeable Securities Issuable in Global Form

   (1) An Exchangeable Security issued in global form (a "Global Security") shall represent such of the Exchangeable Securities as shall be specified therein and shall represent the aggregate amount of Exchangeable Securities from time to time endorsed thereon and the aggregate amount of Exchangeable Securities represented thereby may from time to time be increased or decreased to reflect exchanges. Such Global Security shall bear a legend substantially to the following effect: "This Exchangeable Security is a Global Security within the meaning of the Trust Indenture hereinafter referred to and is registered in the name of CDS & Co. as nominee of CDS. This Exchangeable Security is exchangeable for Units registered in the name of a person other than CDS or its nominee only in the limited circumstances described in the Trust Indenture, and no transfer of this Exchangeable Security (other than a transfer of this Exchangeable Security as a whole by CDS to a nominee of CDS or by a nominee of CDS to CDS or another nominee of CDS) may be registered except in limited circumstances." Any endorsement on a Global Security to reflect the amount, or any increase or decrease in the amount, of Exchangeable Securities represented thereby shall be made by the Trustee in such manner and upon instructions given in an Order of MDC to be delivered to the Trustee. Subject to the provisions of
         Section 3.8 and, if applicable, Section 3.9, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Order of MDC. If an Order of MDC has been, or simultaneously is, delivered, any instructions by MDC with respect to endorsement or delivery or re-delivery of a Global Security shall be in writing.

   (2) Notwithstanding the provisions of Sections 3.12 and 4.6, payment of principal of, and interest on, any Global Security shall be made to the Holder.

   (3) Notwithstanding the provisions of Section 4.6 and except as provided in the preceding paragraph, the Corporation, the Trustee and any agent of the Corporation and the Trustee shall, and shall be entitled to, treat the Holder of a Global Security as the Holder for all purposes.

   (4) Notwithstanding any other provision of this Trust Indenture, at any time upon the occurrence of a Non-Book Entry Certification Event, MDC shall have the option to terminate registration of the Exchangeable Securities in global form, in which case certificates representing the Exchangeable Securities in non-book entry, definitive fully registered form shall be authenticated, issued and delivered to each Holder or its nominee.

3.7      Global Security

   (1) A Global Security may only be issued to CDS or a nominee of CDS and may be transferred, in whole but not in part, only to another nominee of CDS, or to a successor depository selected or approved by MDC or to a nominee of such successor depository.

   (2) If at any time a Non-Book Entry Certification Event occurs, the Corporation will execute, and, subject to Article 3 of this Indenture, the Trustee, upon receipt of an Order of MDC and in accordance with Section 3.8, will authenticate and deliver the Securities in certificated non-book entry, definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in certificated non-book entry, definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, the Global Security shall be surrendered to and cancelled by the Trustee. Such Securities in certificated non-book entry, definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as CDS, or a successor depository, as the case may be, pursuant to instructions from the direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to CDS, or a successor depository, as the case may be, for delivery to the Persons in whose names such Securities are so registered.

3.8      Signing of Exchangeable Securities

         The Exchangeable Securities shall be under the corporate seal of MDC or a reproduction thereof (which shall be deemed to be the corporate seal of MDC) and shall be signed by any two of the Chairman, the President, the Chief Executive Officer, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of MDC. The signatures of such officers may be mechanically reproduced in facsimile and

Exchangeable Securities bearing such facsimile signatures shall, subject to
Section 3.9, be binding upon MDC as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Exchangeable Security as one of such officers may no longer hold office at the date of this Trust Indenture or at the date of such Exchangeable Security or at the date of certification and delivery thereof, any Exchangeable Security signed as aforesaid shall, subject to Section 3.9, be valid and binding upon MDC and entitled to the benefit of this Trust Indenture.

3.9      Certification by Trustee

   (1) No Exchangeable Security shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Article 18 or in some other form approved by the Trustee, whose approval shall be conclusively evidenced by the certification thereof by or on behalf of the Trustee. Such certification by or on behalf of the Trustee upon any Exchangeable Security shall be conclusive evidence as against MDC that the Exchangeable Security so certified has been duly issued hereunder and is a valid obligation of MDC and that the Holder is entitled to the benefit hereof.

   (2) The certificate by or on behalf of the Trustee on Exchangeable Securities shall not be construed as a representation or warranty by the Trustee as to the validity of this Trust Indenture or of the Exchangeable Security (except the due certification thereof and any other warranties imposed by law) and the Trustee shall in no respect be liable or answerable for the use made of the Exchangeable Securities or any of them or of the proceeds thereof. The certificate by or on behalf of the Trustee on Exchangeable Securities shall constitute a representation and warranty by the Trustee that the said Exchangeable Securities have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Trust Indenture.

3.10     Replacement of Exchangeable Securities

   (1) If at any time a Non-Book Entry Certification Event occurs and any Exchangeable Security shall become mutilated or be lost, destroyed or stolen and in the absence of notice that such Exchangeable Security has been acquired by a good faith purchaser (as defined in the Business Corporations Act (Ontario) (the "OBCA"), subject to Subsection 3.10(2), MDC in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Exchangeable Security of like date and tenor as the one mutilated, lost, destroyed or stolen and in exchange for, and upon surrender and cancellation of, such mutilated Exchangeable Security or in lieu of and in substitution for such lost, destroyed or stolen Exchangeable Security and the new Exchangeable Security shall be substantially in the form set out in Article 18 as approved by the Trustee whose approval shall be conclusively evidenced by the certification thereof and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Exchangeable Securities issued or to be issued hereunder.

   (2) The applicant for the issue of a new Exchangeable Security pursuant to this section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to MDC and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Exchangeable Security so lost, destroyed or stolen as shall be satisfactory to MDC and the Trustee in their discretion and such applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to MDC and the Trustee in their discretion, and shall pay the reasonable charges of MDC and the Trustee or other registrar in connection therewith.

3.11     Computation of Interest

   (1) Every Exchangeable Security, whether issued originally or upon exchange or in substitution for previously issued Exchangeable Securities, shall bear interest from and including December 1, 2003 or from and including the last Interest Payment Date on which interest on the Exchangeable Security shall have been paid or made available for payment on the outstanding Exchangeable Securities, whichever shall be the later.

   (2) Whenever in this Trust Indenture or the Exchangeable Securities there is mention, in any context, of the payment of interest, such mention shall be deemed to include mention of the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to the provisions of this Trust Indenture or the Exchangeable Securities and express mention of interest on amounts in default in any provision hereof or of the Exchangeable Securities shall not be construed as excluding such interest in those provisions hereof or of the Exchangeable Securities where such express mention is not made.

   (3) For purposes of calculating the amount of interest accrued on any particular date and except as otherwise provided in Sections 5.3, 5.4, 6.1(2) or 10.2, the amount of interest accrued shall be equal to the amount calculated by multiplying the amount of interest which was paid on the immediately preceding Interest Payment Date per Exchangeable Security (or, where the particular date is prior to the first Interest Payment Date, the amount of the last Unit Distribution made on or prior to that date) by a fraction, the numerator of which is the number of days from and including the first day of the month following the immediately preceding Interest Record Date (or, where the particular date is prior to the first Interest Payment Date, December 1, 2003) to but excluding the particular date, and the denominator of which is the number of days in the calendar month in which the particular date falls, provided that if at any time the Fund publicly announces that the amount of the Unit Distribution to be paid by the Fund with respect to a month will be different than the Unit Distribution for the preceding month, then the amount of interest to accrue shall be adjusted immediately so that the interest paid with respect to the month corresponds to the Unit Distribution with respect to such month.

3.12     Payment

         As interest becomes due on each Exchangeable Security (except interest payable at maturity or upon redemption or exchange which shall be paid on the Exchange Date or Redemption Date, as applicable, of an Exchangeable Security) MDC will send or cause to be sent, on or before each Interest Payment Date, sufficient funds to pay such interest (less all applicable withholding taxes) payable to the Holder of such Exchangeable Security and at the option of MDC such payment may be paid by electronic funds transmission to an account maintained by the payee located in Canada if electronic funds transmission instructions which MDC deems to be appropriate have been received from the Holder in writing by the Trustee not less than 15 days prior to the Interest Payment Date, provided that MDC is not otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holder's last address appearing on the register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such payment or electronic funds transmission will satisfy and discharge the liability for interest on such Exchangeable Security to the extent of the sum represented thereby (plus the amount of any tax withheld as aforesaid) unless, in the case of payment by cheque, such cheque is not paid on presentation. Notwithstanding the foregoing, in the event of the non-receipt of any such cheque by the Holder of such Exchangeable Security or the loss, theft or destruction thereof, MDC upon being furnished with reasonable evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it will issue to such Holder a replacement cheque for the amount of such cheque.

3.13     Payment Agreements for Exchangeable Securities

         Notwithstanding anything contained in this Trust Indenture or any Exchangeable Security to the contrary, MDC may, with the approval of the Trustee, enter into an agreement with the Holder or with the person for whom such Holder is acting as nominee providing for the payment or delivery, without presentation or surrender of the Exchangeable Security or notation of payment thereon, to such Holder of the principal of and interest on such Exchangeable Security and all other money or property payable or deliverable hereunder at a place, and by wire transfer of funds, courier delivery of property or in such other manner, other than the places and the manner, respectively, specified in this Trust Indenture and approved by the Trustee and in such Exchangeable Security as the places and the manner for such payment or delivery. MDC shall lodge a copy of any such agreement with the Trustee at least 20 days prior to the next Interest Payment Date of any Exchangeable Securities to which such agreement relates. Any payment of the principal of and interest on any such Exchangeable Security and other money payable or property deliverable hereunder at such other place or in such other manner pursuant to such agreement will, notwithstanding any other provision of this Trust Indenture or the Exchangeable Securities, be valid and binding on MDC, the Trustee and all Holders who are parties to such an agreement.

3.14     No Fractional Units

         No fractional Units shall be delivered in connection with any delivery of Units at the Maturity Date in accordance with Subsection
3.2(c), but in lieu of such fraction MDC shall pay the cash equivalent of such fraction (determined by multiplying the relevant fraction of a Unit by the Current Market Price at the Maturity Date).

                                 ARTICLE 4
               REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

4.1      Register

   (1) MDC shall cause to be kept by the Trustee, at the principal office of the Trustee in Toronto and by the Trustee or such other registrar as MDC may appoint at such other place or places (if any) as MDC may designate from time to time with the approval of the Trustee, registers in which shall be entered all particulars required by law, including the names and addresses of the Holders and particulars of the Exchangeable Securities held by them, respectively, and of all transfers of such Exchangeable Securities. Such registration shall be noted on the Exchangeable Securities by the Trustee or other registrar.

   (2) No transfer of an Exchangeable Security shall be valid unless made on one of the registers herein provided for by the Holder or the executor, administrator or other legal representative of, or an attorney for, the Holder duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar and MDC may prescribe, and unless the name of the transferee shall have been noted on the Exchangeable Security by the Trustee or other registrar.

4.2      Transferee Entitled to Registration

         The transferee of an Exchangeable Security shall, after the appropriate form of transfer is lodged with the Trustee or other registrar, and upon compliance with all other conditions in that behalf required by this Trust Indenture or by law, be entitled to be entered on the register as the owner of such Exchangeable Security free from all equities or rights of set-off or counterclaim between MDC and the transferor or any previous Holder of such Exchangeable Security, save in respect of equities of which MDC and the transferor or any previous transferor of such Exchangeable Security are required to take notice by statute or by order of a court of competent jurisdiction.

4.3      Charges for Transfer and Exchange

   (1) For each Exchangeable Security registered or transferred, the Trustee or other registrar shall, if required by MDC, and subject to any limitation prescribed by law, make a reasonable charge; provided that no charge to a Holder shall be made hereunder for any registration or transfer of any Exchangeable Security requested within the period of 60 days from and including the date of this Trust Indenture.

   (2) Payment of any such charges and reimbursement of the Trustee or other registrar or MDC for any transfer taxes or other governmental charges required to be paid shall be made by the party requesting such exchange, registration or transfer as a condition precedent thereto.

4.4      Registers Open for Inspection

         The registers hereinbefore referred to shall at all reasonable times be open for inspection by MDC, the Trustee or any Holder. Every registrar (including the Trustee) from time to time shall:

         (a) at the written request of MDC or of the Trustee, furnish MDC or the Trustee with a list of the names and addresses of the Holders entered on the register kept by such registrar, showing the principal amount of the Exchangeable Securities held by each such Holder and the aggregate principal amount of such Exchangeable Securities; and

         (b) at the written request of any Holder, furnish such a list to such Holder subject to fulfilment by such Holder of the conditions prescribed by law in that respect;

in each case as soon as practicable following such request and, in any event, not later than two Business Days thereafter.

4.5      Closing of Registers

   (1) MDC, with the approval of the Trustee, may at any time close any register of Exchangeable Securities, other than that kept at the principal office of the Trustee in Toronto, and transfer the registration of any Exchangeable Securities registered there to another register and thereafter such Exchangeable Securities shall be deemed to be registered on such other register. Notice of such transfer shall be given to the Holders of such Exchangeable Securities.

   (2) Neither MDC nor the Trustee nor any other registrar shall be required to make transfers pursuant to Section 4.2 of any Exchangeable Securities on any Interest Payment Date, on the Maturity Date or during the five Business Days preceding any such date, or on or during the three Business Days preceding a Redemption Date, provided, for greater certainty, that the foregoing shall not restrict the ability of any Holder to exercise the Exchange Right at any time permitted under the terms hereof.

4.6      Ownership of Exchangeable Securities

   (1) Unless otherwise required by law, the person in whose name any Exchangeable Security is registered shall for all purposes of this Trust Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of such Exchangeable Security and interest thereon and all other amounts payable or property deliverable under this Trust Indenture or such Exchangeable Security in respect thereof shall be made only to or upon the order in writing of such Holder.

   (2) Neither MDC nor the Trustee nor any registrar shall be bound to take notice of or see to the performance or observance of any duty owed to a third person, whether under a trust, express, implied, resulting or constructive, in respect of any Exchangeable Security or otherwise, by the Holder or any person whom MDC or the Trustee treats, as permitted or required by law, as the owner or the Holder of such Exchangeable Security, and MDC or the Trustee, as the case may be, may transfer such Exchangeable Security on the direction of the person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

   (3) The Holder for the time being of any Exchangeable Security shall be entitled to the principal of and interest on the Exchangeable Security and all other amounts payable or property deliverable under this Trust Indenture or such Exchangeable Security, free from all equities or rights of set-off or counterclaim between MDC and the original or any intermediate Holder thereof save in respect of equities of which MDC and the Holder are required to take notice by statute or by order of a court of competent jurisdiction, and all persons may act accordingly and the receipt of any such Holder for any such principal, interest or other amounts payable or property deliverable shall be a good discharge to MDC and the Trustee for the same and neither MDC nor the Trustee shall be bound to inquire into the title of any such Holder save as aforesaid.

   (4) Subject to Section 13.18, MDC and the Trustee may treat the Holder of any Exchangeable Security as the owner thereof without actual production of such Exchangeable Security for the purpose of any Holders' Request, requisition, direction, consent, instrument or other document.

4.7      Record of Payments

         The Trustee shall maintain accounts and records evidencing each payment of principal, interest or other amounts and the delivery of any property deliverable hereunder in respect of Exchangeable Securities, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

4.8      Special Provisions Relating to Legended Exchangeable Securities

   (1)   Any Exchangeable Security issued to a U.S. person, whether pursuant to
         Section 3.10, or 4.2 hereof or otherwise, shall bear the legend set forth in Section 18.2 hereof (the "U.S. Legend"); provided that the Trustee may remove the U.S. Legend and register in the name of a transferee a new Exchangeable Security without the U.S. Legend if the transferor delivers to the Trustee an opinion of United States counsel, of recognized standing reasonably satisfactory to MDC, that such transfer is being made in reliance upon the exemption from registration under the 1933 Act provided by Rule 144 thereunder and the U.S. Legend is no longer required under applicable state securities laws and provided further, that the U.S. Legend may also be removed in the manner provided in Subsection 4.8(2) hereof.

   (2) Upon surrender for registration of transfer of any Exchangeable Security bearing the U.S. Legend by a person who sold such Exchangeable Security to a transferee on or through the facilities of the TSX or otherwise in compliance with Rule 904 of Regulation S under the 1933 Act, the Trustee shall certify, register and deliver in the name of such transferee a new Exchangeable Security without the U.S. Legend representing the principal amount of Exchangeable Securities so transferred, provided that such transferor has delivered (by facsimile transmission or otherwise) to the Trustee a duly executed declaration to the effect of the following (or as MDC may prescribe from time to time):

         "The undersigned (A) represents that the sale of the Exchangeable Securities, numbers , to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (B) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the 1933 Act) of MDC Corporation Inc. or Custom Direct Income Fund, (2) the offer of such Exchangeable Securities was not made to a person in the United States and either (i) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (ii) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Exchangeable Securities. Terms used herein have the meanings given to them by Regulation S."

4.9      Certification by Non-U.S. Holders

         Every Non-U.S. Holder of an Exchangeable Security shall be required to provide to MDC or its agent (or any "qualified intermediary" through which such Non-U.S. Holder holds its Exchangeable Security) an IRS Form W-8BEN (or a suitable substitute form or successor form) certifying that such Holder is a Non-U.S. Holder and indicating whether such Holder is entitled to a reduced rate of U.S. withholding tax on dividends received from Custom Direct under an applicable income tax treaty in effect between the United States and such Holder's country of residence.

         Failure to provide such IRS Form W-8BEN (or a suitable substitute form or successor form) will not result in MDC withholding any amounts in respect of U.S. withholding tax from any interest payments paid to Non-U.S. Holders or affect MDC's indemnification obligations under Section 10.11 of this Trust Indenture.

4.10     Additional Conditions to Exchange of Certain Exchangeable Securities

   (1) Notwithstanding anything to the contrary contained in this Trust Indenture, MDC will not deliver Units in satisfaction of any of its obligations hereunder to any Holder that is within the United States or is a United States person (within the meaning of Regulation S under the 1933 Act), unless such Units are registered under the 1933 Act or unless there exists an applicable exemption from the 1933 Act registration for such delivery, other than an exemption that results in the delivery of "restricted securities" (within the meaning of the 1933 Act). The Units have not been and will not be registered under the 1933 Act. In the absence of such registration or exemption, MDC shall satisfy its obligations to a Holder by delivering the cash amount which it may elect to deliver in lieu of such delivery of Units.

   (2) Notwithstanding anything to the contrary in this Trust Indenture, MDC will not deliver Units in satisfaction of any of its obligations hereunder to any Holder that is within a province of Canada unless a prospectus exemption is available or any requisite discretionary rulings shall have been obtained from the securities regulatory authority in such province, in each case to ensure that Holders receive Units that may be resold in any of the provinces of Canada immediately without the need for a prospectus or a prospectus exemption under applicable Canadian securities law so long as the Fund shall be a reporting issuer at the time of the trade, subject to restrictions under applicable Canadian securities law governing sales by persons holding sufficient Units to affect materially the control of the Fund.

                                   ARTICLE 5
                   RIGHT TO EXCHANGE EXCHANGEABLE SECURITIES

5.1      Exchange Right

   (1) Subject as hereinafter provided, each Holder shall have the right, exercisable at any time after the occurrence of the Exchange Event, to and including the Maturity Date (unless the principal amount of such Holder's Exchangeable Securities has not been paid or satisfied on or before the Maturity Date, in which case such right shall continue until the date on which such principal amount is paid or satisfied) to exchange Exchangeable Securities of which such person is the Holder for Units at the Exchange Rate.

   (2) As soon as practicable after the occurrence of the Exchange Event, MDC shall issue a press release through the facilities of Canada NewsWire Ltd. advising Holders that they are entitled to exercise their Exchange Right and shall notify the Trustee in writing of the occurrence of such Exchange Event.

5.2      Basic Exchange Right

         When the Exchange Right is exercised other than in the circumstances described in Section 5.3 and Section 5.4, each Exchangeable Security will be exchangeable at the Exchange Rate without payment of accrued but unpaid interest from the last Interest Record Date, and such right is referred to herein as the "Basic Exchange Right".

5.3 Exchange Date After Last Business Day of Month but On or Before Interest Payment Date

         When an Exchange Date occurs after the last Business Day of a month but on or before the relevant Interest Payment Date in respect of such month, the Holder exercising its Exchange Right shall receive, in accordance with
Section 5.7, a number of Units per Exchangeable Security exchanged equal to the Exchange Rate plus, on the relevant Interest Payment Date in respect of such month, the interest accrued to the end of the month preceding the Exchange Date.

5.4 Exchange Date Within 30 Days Preceding Maturity Date or Concurrently with or after Acceleration

         In addition to any accrued interest payable pursuant to Section 5.3, if applicable, when an Exchange Date occurs on, or within the 30 days preceding, the Maturity Date or concurrently with or after Acceleration, the Holder exercising its Exchange Right shall receive, in accordance with Section 5.7, a number of Units per Exchangeable Security equal to the Exchange Rate plus all accrued but unpaid interest to the date of actual payment thereof. Such interest shall be payable in cash by MDC on or before the Exchange Date.

5.5      Exercise of Exchange Right

   (1) Each Beneficial Holder wishing to exercise its Exchange Right with respect to any or all of its Exchangeable Securities shall do so by causing a CDS Participant to deliver to CDS at its principal office in Toronto, on behalf of the Beneficial Holder, an Exchange Notice, the form of such Exchange Notice to be as prescribed by the applicable CDS Participant, provided that any expenses associated with the preparation and delivery of any such Exchange Notice shall be for the account of the Exercising Beneficial Holder.

   (2) Upon delivery of an Exchange Notice to a CDS Participant in accordance with Subsection 5.5(1), an Exercising Beneficial Holder shall be deemed to have irrevocably surrendered its Exchangeable Securities for exchange and to have appointed the relevant CDS Participant to act as its exclusive settlement agent with respect to the exercise of its Exchange Right and for the receipt of payment in connection with the settlement of obligations arising from such exercise of its Exchange Right.

   (3) Any Exchange Notice which CDS determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect, and the Exchange Right to which it relates shall be considered for all purposes not to have been exercised thereby. In the event of a determination that an Exchange Notice is incomplete, not in proper form or not duly executed, CDS shall promptly notify the CDS Participant which delivered the Exchange Notice. A failure by a CDS Participant to exercise an Exchange Right or to give effect to the settlement thereof in accordance with the Exercising Beneficial Holder's instructions will not give rise to any obligations or liability on the part of MDC to the CDS Participant or the Exercising Beneficial Holder.

5.6      Notice to MDC of Exercise of Exchange Right

         The Trustee shall, as soon as practicable and in any event not later than 2:00 p.m. (Toronto time) on the next Business Day following any date on which an Exchange Notice has been received, deliver written notice to MDC of the aggregate principal amount of Exchangeable Securities in respect of which the Exchange Right was exercised on such date.

5.7      Deposit of Cash or Units

   (1) MDC shall as soon as practicable following the Exchange Deposit Date, and, in any event, not later than ten Business Days following the Exchange Deposit Date (the "Exchange Date"), deliver to the Trustee a confirmation by CDS that the Exercising Beneficial Holder has been registered as a holder of that number of Units to which they are entitled pursuant to the Exchange Right. MDC may, in lieu of delivering such confirmation by CDS to the Trustee for this purpose, direct the Trustee to apply some or all of the Pledged Eligible Securities to the satisfaction of MDC's obligations hereunder.

   (2) The amount of interest to which an Exercising Beneficial Holder is entitled pursuant to Section 5.3 shall be paid on or before the relevant Interest Payment Date in the same manner as set out in
         Section 3.12.

   (3) Notwithstanding any other provision of this Article 5, all payments to a Holder of interest and all payments to a Holder of amounts or any delivery to a Holder of property with respect to obligations of MDC to a Holder in respect of such Holder's exercise of the Exchange Right shall be subject to the deduction and withholding of all taxes required by law to be deducted or withheld by MDC or the Trustee or any other person.

5.8      Confirmation of Unit Ownership

   (1) Subject to Sections 4.10 and 5.7, the Trustee shall, as soon as practicable after the Exchange Date and, in any event, not more than ten Business Days thereafter, deliver to each relevant Holder, for each amount of Exchangeable Securities in respect of which an Exercising Beneficial Holder has exercised its Exchange Right, a confirmation of the number of Units making up the Fund Unit Payment.

   (2) Upon the registration of an Exercising Beneficial Holder on the register of the CDS Participant as the beneficial owner of Units and delivery by CDS of confirmation of ownership of such Units, the Exercising Beneficial Holder shall be deemed to have acquired any Units evidenced by such registration effective immediately after the close of business on the Exchange Date and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all distributions thereon the record or effective dates for which occurred on or after the Exchange Date and the Trustee shall hold the same in trust for the benefit of such Exercising Beneficial Holder and shall deliver or pay the same, together with all income earned thereon or accretions thereto, to such Exercising Beneficial Holder as soon as practicable from time to time, provided that no interest shall accrue on any such distributions notwithstanding a reasonable delay on the part of the Trustee in delivering such interest.

5.9      Method of Delivery to Holders

         Notwithstanding anything in this Trust Indenture to the contrary, any confirmations, deliveries or payments to be made to a Holder in accordance with
Article 5 shall be delivered to the relevant Holder on the Exchange Date.

5.10     Cancellation of Exchangeable Securities

         All Exchangeable Securities in respect of which the Exchange Right shall have been exercised and the confirmations or deliveries contemplated by
Article 5 shall have been made shall be cancelled by the Trustee in accordance with Article 11, the Trustee shall amend the register maintained by it pursuant to Subsection 4.1(1) accordingly and the Global Security shall be amended accordingly.

5.11     Notice to Holders

         Not later than 30 days and not earlier than 60 days prior to the Maturity Date, MDC shall give notice to the Holders advising Holders of the Maturity Date and requesting Holders to indicate whether they intend to exercise their respective Exchange Right prior to the Maturity Date and stating (a) the manner in which the Exchange Right should be exercised, (b) the addresses of the Trustee at which the Notice of Exchange may be deposited, (c) the last day and time for exercising the Exchange Right, (d) the consequences of failing to exercise the Exchange Right, and (e) such other matters as MDC and the Trustee may deem appropriate. Not more than 30 days and not less than 15 days prior to the Maturity Date, MDC shall cause to be published in the Report on Business section of a weekday national edition of The Globe and Mail and in a French language newspaper of wide circulation in Quebec, a notice setting out substantially the same information as is set forth in the notice given by MDC to the Holders pursuant hereto. The notice shall also be given to "intermediaries", as such term is defined in National Instrument 54-101 of the Canadian Securities Administrators at the same time that it is given to Holders.

5.12     Fractional Units

         No fractional Units shall be delivered upon the exercise of the Exchange Right in accordance with Article 5 but in lieu thereof MDC shall pay to each relevant Holder, at the time contemplated in Subsection 5.8(1), the cash equivalent thereof (determined by multiplying the relevant fraction of a Unit by, in the case of exchanges pursuant to the Basic Exchange Right or in the circumstances referred to in Section 5.3 and Subsection 5.4, the Current Market Price at the Exchange Deposit Date.

                                 ARTICLE 6
                     MDC'S RIGHT TO REDEEM AND PURCHASE

6.1      Redemption

   (1) MDC shall have a Redemption Right exercisable in whole at any time in either of the following circumstances:

         (a) Subsequent to the occurrence of the Exchange Event, each Exchangeable Security will be redeemable by MDC for Units, at a redemption price equal to the Fund Unit Payment calculated as at the Redemption Notice Date (the "Unit Redemption"); or

         (b) On and after the 2004 Audit Date, and provided no Exchange Event has occurred, each Exchangeable Security will be redeemable by MDC for cash, at a redemption price equal to the Fund Cash Payment calculated as at the Redemption Notice Date (the "Cash Redemption").

   (2) No payment will be made in respect of accrued but unpaid interest on any Exchangeable Security upon exercise by MDC of a Redemption Right, provided that if a Redemption Date occurs after the last Business Day of a month but on or before the relevant Interest Payment Date in respect of such month, the Holder of the relevant Exchangeable Security shall receive either (i) in the case of a Unit Redemption, the Fund Unit Payment plus, on the relevant Interest Payment Date, the interest payable to the end of the month preceding the Redemption Date; or (ii) in the case of a Cash Redemption, on the relevant Interest Payment Date, the Fund Cash Payment plus all accrued interest up to the Redemption Date.

6.2      Redemption Notice

   (1) MDC may exercise the Redemption Right in respect of any Exchangeable Securities upon, in the case of the Unit Redemption, 10 days' notice, or, in the case of the Cash Redemption, not more than 60 days' and not less than 30 days' notice to the relevant Holders of the Exchangeable Securities to be redeemed (either case being the "Redemption Notice") by personal delivery or by facsimile transmission, a copy of such Redemption Notice to be provided to the Trustee concurrently with its provision to the relevant Holders. The Redemption Notice shall also be given to "intermediaries" as such term is defined in National Instrument 54-101 of the Canadian Securities Administrators as soon as practicable.

   (2)   The Redemption Notice shall state substantially as follows:

         (a) whether Holders are entitled to exercise their Exchange Right prior to the Redemption Date;

         (b)   that MDC's Redemption Right has been exercised;

         (c) the record date for determining the Holders who shall receive proceeds of redemption which shall be not more than three Business Days before the Redemption Date;

         (d) the total principal amount of Exchangeable Securities in respect of which the Redemption Right is being exercised (which shall be the total principal amount of Exchangeable Securities then outstanding);

         (e) whether the Redemption Price is to be satisfied by delivery of the Fund Unit Payment or by payment of the Fund Cash Payment;

         (f)   the relevant Redemption Date;

         (g) that, except as provided in Subsection 6.1(2), the Exchangeable Securities cease to accrue interest as of the Redemption Date, in the case of a Cash Redemption, and shall cease to accrue interest as of the last day of the month preceding the Redemption Date, in the case of a Unit Redemption;

         (h) that upon presentation and surrender of the Exchangeable Securities, if any, the Holders will obtain payment as specified in Subsection 6.2(2)(e) in respect of Exchangeable Securities for which such Holders have not theretofore exercised the Exchange Right and that such payment will be delivered to the Holder;

         (i) that all applicable withholding taxes will be withheld from payments made or property delivered in connection with the redemption or any exchange and the manner in which such taxes will be calculated; and

         (j)   any other matters MDC and the Trustee may deem appropriate.

6.3      Procedure for Redemption

   (1) On or before the Redemption Date specified in a Redemption Notice, MDC shall pay or cause to be paid to the Trustee funds sufficient to permit the Trustee to make any payment to be made to Holders in cash in respect of the Redemption Right, including payments in respect of accrued but unpaid interest, and deliver to the Trustee a confirmation by CDS that the Holder of the Exchangeable Securities being redeemed has been registered as a holder of that number of Units to which they are entitled pursuant to the Redemption Notice. MDC may, in lieu of delivering such confirmation by CDS to the Trustee for this purpose, direct the Trustee to apply some or all of the Pledged Eligible Securities to the satisfaction of MDC's obligations hereunder. Such direction by MDC shall be in writing and shall identify those Pledged Eligible Securities to be applied.

   (2) Subject to Section 4.10 and to receipt by the Trustee of the Exchangeable Securities of the Holder, and provided no Exchange Date with respect to such Exchangeable Securities has occurred on or before the Redemption Date, the Trustee shall deliver to each Holder, for each Exchangeable Security then outstanding, a cheque in respect of any cash payment to be made to such Holder, including payment in respect of accrued but unpaid interest, if any, in accordance with Section 6.1(2) and, in respect of any part of the consideration to be delivered to Holders in the form of Units, confirmation of ownership of Units. All taxes shall be deducted or withheld as may be required by law. At the option of MDC, any payment made pursuant to this subsection 6.3(2) may be paid by electronic funds transmission to an account maintained by the payee located in Canada if electronic funds transmission instructions which MDC deems to be appropriate have been received from the Holder in writing by the Trustee not less than 15 days prior to the date of such payment.

   (3) Upon the registration of the Beneficial Holder in respect of whose Exchangeable Securities the Redemption Right has been exercised on the register of the CDS Participant as the beneficial owner of Units and delivery by CDS of confirmation of ownership of such Units, the relevant Beneficial Holder shall be deemed to have acquired the Units evidenced by such registration effective immediately after the close of business on the Redemption Date and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions thereon the record or effective dates for which occurred on or after the Redemption Date and the Trustee shall hold the same in trust for the benefit of the Beneficial Holder to be paid over to the Beneficial Holder as soon as practicable, provided that all applicable withholding taxes shall be withheld.

   (4) All Exchangeable Securities in respect of which the Redemption Right shall have been exercised and the deliveries contemplated by Subsection 6.3(2) shall have been made, shall be acquired by MDC and shall be cancelled by the Trustee in accordance with Article 11 and the Trustee shall amend the register maintained by it pursuant to Subsection 4.1(1) accordingly.

6.4      Method of Delivery to Holders

         Notwithstanding anything in this Trust Indenture to the contrary, any confirmations, deliveries or payments to be made to a Holder in accordance with Article 6 shall be delivered to the relevant Holder on the Redemption Date.

6.5      No Fractional Units

         No fractional Units shall be delivered in connection with any delivery of Units at the Redemption Date in accordance with Section 6.3, but in lieu thereof MDC shall pay the cash equivalent of such fraction (determined by multiplying the relevant fraction of a Unit by the Current Market Price at the Redemption Notice Date).

6.6      Purchase of Exchangeable Securities

   (1) In addition to the Redemption Right, MDC shall have the right to purchase up to an aggregate of 1,000,000 Exchangeable Securities in the open market or by tender or by private contract at any price.

   (2) If, upon an invitation for tenders, more Exchangeable Securities than MDC is prepared to accept are tendered at the same lowest price, the Exchangeable Securities to be purchased by MDC will be selected by the Trustee pro rata from the Exchangeable Securities tendered by each tendering Holder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Exchangeable Securities may be so selected and regulations so made shall be valid and binding upon all Holders and, notwithstanding the fact that, as a result thereof, one or more of such Exchangeable Securities become subject to purchase in part only. If a Non-Book Entry Certification Event has occurred, the Holder of any Exchangeable Security of which a part only is purchased, upon surrender of such Exchangeable Security for payment, shall be entitled to receive, without expense to such Holder, one or more new Exchangeable Securities for the unpurchased part so surrendered and the Trustee shall certify and send such new Exchangeable Security or Exchangeable Securities upon receipt of the Exchangeable Security so surrendered. Exchangeable Securities so purchased shall be cancelled by the Trustee and the Trustee shall confirm such action to MDC and such Exchangeable Securities will not be reissued.

6.7      Priority of Exchange Right Over Cash Redemption

         Notwithstanding anything in this Article 6 to the contrary, if MDC has given a Redemption Notice relating to a Cash Redemption and if the Exchange Event occurs before the Redemption Date, a Holder will be entitled to exercise the Exchange Right in priority to MDC's Redemption Right by giving an Exchange Notice as provided in Article 5. Where the Holders are entitled to exercise their Exchange Right in priority to MDC's Redemption Right, any Redemption Notice given by MDC shall include a statement of this priority.

                                   ARTICLE 7
                                  ADJUSTMENTS

7.1      Adjustment upon Consolidation or Subdivision

   (1) If the Fund shall, after the date hereof, (a) subdivide, split or redivide the outstanding Units into a greater number of Units, or
         (b) reduce, combine or consolidate the Units into a smaller number of Units (either of such events in clauses (a) and (b) being herein called a "Unit Reorganization"), then, in any such event, the Exchange Rate shall be adjusted as of the effective date in the case of either (a) or (b), so that the Holder of any Exchangeable Securities shall thereafter be entitled to receive the number of Units which such Holder would have owned or been entitled to receive immediately following any Unit Reorganization had such Exchangeable Securities been exchanged immediately prior to the effective date, such adjustment to be made such that the applicable rate will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to the effective date by a fraction (the "Exchange Rate Reorganization Ratio"), the numerator of which shall be the number of Units outstanding immediately after giving effect to such Unit Reorganization and the denominator of which shall be the number of Units outstanding immediately prior to the record date or the effective date, as the case may be. Each such adjustment shall be made successively.

   (2) If the Fund shall, after the date hereof, fix a record date for the issue of options, rights or warrants to all or substantially all of the holders of Units entitling them to subscribe for or purchase Units or securities convertible or exchangeable into Units (other than rights to purchase Units pursuant to a plan for the reinvestment of distributions) at a price per Unit (or having a conversion or exchange price per Unit) less than 95% of the Current Market Price on the earlier of (a) the second trading day prior to such record date and
         (b) the date on which the Fund publicly announces its intention to make such issuance, then in each such case the Exchange Rate shall be adjusted effective immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect immediately prior to such record date by a fraction (the "Exchange Rate Adjustment Ratio"), the numerator of which shall be the number of Units outstanding immediately prior to such record date, plus such number of additional Units offered for subscription or purchase pursuant to such options, rights or warrants (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) and the denominator of which shall be the number of Units outstanding immediately prior to such record date, plus such number of additional Units which the aggregate offering price of the total number of Units so offered for subscription or purchase pursuant to such options, rights or warrants (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) would purchase at such Current Market Price, which shall be determined by multiplying such total number of Units by the exercise price of such options, rights or warrants (or of such convertible or exchangeable securities) and dividing the product so obtained by such Current Market Price. To the extent that such options, rights or warrants are not exercised (or such convertible or exchangeable securities are not converted or exchanged), the Exchange Rate shall be readjusted to the rate, prices and amounts which would then be in effect had such adjustments for the issuance of such options, rights or warrants been made upon the basis of only the number of Units actually delivered. Each such adjustment shall be made successively.

   (3) If there is any reclassification of Units at any time outstanding (including as a result of an amalgamation, arrangement, merger or similar transaction), then each Holder of an Exchangeable Security in respect of which the Exchange Right or the Redemption Right has been exercised, or in respect of which payment is due on the Maturity Date or the Default Amount has become payable on Acceleration will be entitled to receive, and shall accept, in lieu of the Units to which such Holder was theretofore entitled upon such exercise, the kind of securities which such Holder would have been entitled to receive immediately following such reclassification or change had such Holder been the registered holder of the Units to which such Holder was entitled immediately prior to such reclassification or change. For the purpose of determining the number of such reclassified or changed securities to which each such Holder is entitled, and must accept, and the cash equivalent therefor by which MDC may satisfy its obligations pursuant to the Exchange Right and the Redemption Right or upon the Maturity Date or Acceleration following any such reclassification or change, each reference to Units in the definitions of Exchange Rate, Fund Unit Payment, and Current Market Price shall be deemed to be a reference to securities of the kind into which the Units have been reclassified or changed, and all provisions of this Trust Indenture, including, without limitation, the provisions of this Article 7, shall be interpreted so that the consideration to be received by Holders upon exercise of the Exchange Right or the Redemption Right or upon the Maturity Date or Acceleration, whether in Units or by way of cash payment based upon the Current Market Price of such Units, shall, to the extent possible, be equal in value to the shares or cash the Holder would have so received had the reclassification or change not occurred.

   (4) All adjustments to the Exchange Rate shall be calculated to the nearest 1/10,000th of a Unit (or if there is not a nearest 1/10,000th of a Unit, to the next lower 1/10,000th of a Unit). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this Subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

7.2      Adjustment upon Reorganization Event

   (1) In the event of (i) any amalgamation, arrangement, merger or similar transaction of the Fund, or of a successor to the Fund, which does not result in holders of Units receiving Units of the Fund or a successor to the Fund, (ii) a transaction which results in not less than 90% of the outstanding Units being owned by a single person or group of persons acting jointly or in concert and which does not result in holders of Units receiving Units of the Fund or a successor to the Fund, (iii) any sale, lease or other disposition involving all or substantially all of the assets of the Fund, all or substantially all of the proceeds of which are distributed to holders of Units, or (iv) any liquidation, dissolution or winding-up of the Fund or any successor to the Fund (any such event being herein referred to as a "Reorganization Event"), the Exchange Rate will be adjusted to provide that each Holder, upon exchange or redemption of Exchangeable Securities pursuant to the Exchange Right or the Redemption Right, will receive, with respect to each Exchangeable Security, cash in an amount equal to the Fund Unit Payment multiplied by the Transaction Value. For this purpose, "Transaction Value" means (x) for any cash received in any such Reorganization Event, the amount of cash received per Unit, (y) for any property other than cash or securities received in any such Reorganization Event, an amount equal to the market value of such property received per Unit as determined by an Independent Investment Dealer retained by the Directors for that purpose, and (z) for any securities received in any such Reorganization Event, an amount equal to the market value (determined in a manner consistent with the determination of Current Market Price) of such securities received per Unit, determined, in the case of each of clauses (y) and (z) as of the Exchange Deposit Date or the Redemption Notice Date, as the case may be. Notwithstanding the foregoing, in lieu of delivering cash as provided above, MDC may at its option deliver an equivalent value of securities or other property received in such Reorganization Event, determined in accordance with clause
         (y) or (z) above, as applicable. If MDC elects to deliver securities or other property, the Holders will be responsible for the payment of any and all brokerage and other transaction costs upon the sale of such securities or other property. The kind and amount of securities into which the Exchangeable Securities shall be so exchangeable at the election of MDC after a Reorganization Event shall be subject to adjustment as described in Section 7.1 mutatis mutandis following the date of completion of such Reorganization Event.

   (2) The foregoing adjustments will be made successively whenever any Reorganization Event may occur.

7.3      Other Actions

         In the event that the Fund takes any action affecting or relating to Units other than any action contemplated by Sections 7.1 and 7.2 which, in the opinion of the Directors, would prejudicially affect the rights of the Holders, the Exchange Rate shall be adjusted in such a manner, if any, and at such time, by action of the Directors as they may in their sole discretion determine to be fair and equitable in the circumstances to the Holders, subject to the prior written consent of the TSX.

7.4      Notice of Adjustments and Certain Other Events

   (1) Whenever the Exchange Rate is adjusted as herein provided, MDC shall:

         (a) forthwith as soon as practicable compute the new Exchange Rate referred to in accordance with Sections 7.1, 7.2 or 7.3 hereof and prepare and deliver to the Trustee a Certificate of MDC setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

         (b) forthwith as soon as practicable after delivery of such Certificate of MDC give notice to the Holders of the outstanding Exchangeable Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Exchange Rate was determined and setting forth the revised Exchange Rate.

   (2) If at any time while any of the Exchangeable Securities are outstanding MDC receives notice that it has been publicly announced by the Fund that any of the events which could result in an adjustment pursuant to Sections 7.1, 7.2 or 7.3 has occurred, or will occur, then MDC shall as soon as practicable deliver to the Trustee and to Holders a notice stating (x) the record date, if known by MDC, as of which the holders of Units to be entitled to such dividend, issue or distribution are to be determined, or (y) the date, if known by MDC, on which such subdivision, consolidation, reclassification or Reorganization Event is expected to become effective.

   (3) If a dispute shall at any time arise with respect to the adjustments provided for in Sections 7.1, 7.2 or 7.3, such dispute shall be conclusively determined by the Directors acting in good faith and any such determination, subject to the prior written consent of the TSX, shall be binding upon MDC, the Trustee and the Holders.

   (4) The Trustee, acting reasonably, may act and rely on any adjustment calculation provided by MDC pursuant to this Article 7. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether facts exist which may require any adjustment contemplated by this Article 7. The Trustee shall not at any time be under any responsibility relating to the valid issuance or value of any shares, Units or other securities which may at any time be issued or delivered pursuant to this Article 7.

                                   ARTICLE 8
                         SECURITY AND RELATED COVENANTS

8.1      Pledge of Shares

         As security for MDC's obligations to deliver cash, Units or a combination thereof upon the exercise of the Exchange Right, MDC hereby grants to the Trustee for the benefit of the Holders a continuing security interest in and by way of a charge and pledge of (i) the Initial Pledged Shares; (ii) any replacements thereof, substitutions therefor or additions thereto; (iii) all certificates and instruments evidencing or representing the Initial Pledged Shares and/or such replacements and/or substitutions and/or additions; and (iv) all proceeds of (i), (ii) and (iii) above; to have and to hold the same and, subject to Sections 8.6 and 8.7, all rights thereby conferred unto the Trustee, but in trust nevertheless for the benefit and security of Holders for the purposes described above without preference or priority and for the uses and purposes and with the powers and authorities and subject to the terms and conditions set forth in this Trust Indenture. MDC and the Trustee acknowledge that MDC delivered the Initial Pledged Shares to the Trustee concurrently with the execution of this Trust Indenture.

8.2      Covenants Concerning the Pledged Eligible Securities, etc.

   (1) MDC may not sell, transfer or otherwise dispose of all or any part of the Pledged Eligible Securities, unless at the time of such sale, transfer or other disposition (i) no Event of Default shall have occurred and be continuing or would be occasioned thereby and (ii) the Pledged Eligible Securities shall have a Market Value not less than the aggregate Current Market Price of the number of Units into which the then outstanding Exchangeable Securities are exchangeable (the "Secured Amount"). If at any time thereafter, the Market Value of the Pledged Eligible Securities shall be less than the Secured Amount, MDC will pledge and shall deliver additional Eligible Securities to the Trustee so that the Market Value of the Pledged Eligible Securities as at the time of such pledge is not less than the

         Secured Amount. MDC shall provide the Trustee with an Officer's Certificate of MDC and a certificate of an Independent Investment Dealer selected by the Directors to the effect that the Market Value of the Pledged Eligible Securities is not less than the Secured Amount upon the pledge of additional Eligible Securities pursuant to this Subsection 8.2(1).

   (2) If at any time the Market Value of the Pledged Eligible Securities exceeds the Secured Amount, and provided that no Event of Default shall have occurred and be continuing or would be occasioned thereby, MDC may require the Trustee to release Pledged Eligible Securities by providing the Trustee with an Officers' Certificate of MDC and a certificate of an Independent Investment Dealer selected by the Directors for that purpose, both to the effect that the Market Value of the remaining Pledged Eligible Securities would not be less than the Secured Amount.

   (3) If at any time an adjustment is required to be made to the Fund Unit Payment in accordance with Article 7, and if, at such time, the Pledged Eligible Securities are Units, then the same adjustment shall be made, mutatis mutandis, to the number of Initial Pledged Shares, and if such adjustment results in an increase in the number of Initial Pledged Shares, MDC will forthwith as soon as practicable deliver and pledge additional Eligible Securities to the Trustee so that the Market Value of the Pledged Eligible Securities as at the time of such pledge is not less than the Secured Amount as at the time of such pledge.

   (4) If a Reorganization Event results in the Pledged Eligible Securities being exchanged for Reorganization Property, such Reorganization Property shall constitute Pledged Eligible Securities.

8.3      Further Security

         As further security for MDC's obligations to deliver cash, Units or a combination thereof upon the exercise of the Exchange Right, MDC hereby grants to the Trustee for the benefit of the Holders a continuing security interest in and by way of a charge and pledge of (i) all Eligible Securities delivered to the Trustee under Sections 8.1 and 8.2, (ii) any replacements thereof, substitutions therefor or additions thereto, (iii) all certificates and instruments evidencing or representing such Eligible Securities and/or such replacements, and/or substitutions and/or additions, and (iv) all proceeds of (i), (ii) and (iii) above, to have and to hold the same, and subject to Sections 8.6 and 8.7, all rights thereby conferred unto the Trustee but in trust nevertheless for the benefit and security of Holders for the purposes described above without preference or priority and for the uses and purposes and with the powers and authorities and subject to the terms and conditions set forth in this Trust Indenture.

8.4     Periodic Certification as to Market Value of Pledged Eligible Securities

         In the event that MDC substitutes Eligible Securities, MDC will deliver an Officers' Certificate of MDC to the Trustee every 20 days until the Maturity Date and from time to time at the written request of the Trustee certifying that the Market Value of the Pledged Eligible Securities is not less than the Secured Amount.

8.5     Delivery of Pledged Eligible Securities

        Certificates representing all Pledged Eligible Securities, including those pledged as additional or replacement security pursuant to Sections 8.1 and 8.3 hereof, shall be endorsed in blank for transfer or accompanied by stock powers of attorney satisfactory to the Trustee. The Pledged Eligible Securities shall remain in the custody of the Trustee or its nominee in the Province of Ontario.

8.6      Voting of Pledged Eligible Securities

                  MDC shall be entitled to exercise all voting rights from time to time exercisable in respect of the Pledged Eligible Securities and give consents, waivers and ratification in respect thereof and the Trustee shall take such action, if any, at the expense of MDC, as is required to give effect to MDC's decisions in this regard; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which MDC knows or has reasonable grounds to believe would have the effect of imposing any restriction on the transferability of any of the Pledged Eligible Securities. All such rights of MDC to vote and give consents, waivers and ratifications shall cease immediately upon the enforcement of the security in accordance with Section 8.8.

8.7      Distributions on Pledged Eligible Securities

         MDC shall be entitled to receive all cash dividends or other distributions made with respect to the Pledged Eligible Securities. All such rights of MDC to dividends or other distributions on the Pledged Eligible Securities shall cease immediately upon the enforcement of the security in accordance with Section 8.8.

8.8      Enforcement

   (1) The Trustee shall be entitled to enforce the security constituted in Article 8 upon the occurrence of an Exchange Default.

   (2) In connection with the enforcement of the security constituted in this Article 8, the Trustee may:

         (a) complete the blanks in any transfer in blank or power of attorney in respect of any Pledged Eligible Securities with such names and in such manner as the Trustee may determine and seal and deliver the same after such blanks have been filled in;

         (b) realize upon the Pledged Eligible Securities, or any part thereof, by taking steps to register the Pledged Eligible Securities in the name of the Trustee (or its agent) if such registration has not already occurred, to enable it to enforce the security hereof;

         (c) exercise all rights of ownership of and all other rights attaching to the Pledged Eligible Securities, or any part thereof, as if the Trustee were the absolute owner thereof, all in such manner and at such time or times as may seem to it advisable, without notice to MDC except as required by law;

         (d) sell the Pledged Eligible Securities, or any part thereof, by public or private sale, upon such terms (including as to time and method of payment and security or otherwise) as the Trustee may prescribe; and

         (e) exercise any other right or remedy available to the Trustee at law or equity.

         (3) The Trustee may exercise any of its rights and remedies independently or in combination and at any time and from time to time. The failure to exercise any particular right or remedy shall not preclude the future exercise of that or any right or remedy.

8.9      Release of Pledged Eligible Securities

   (1)   Upon receiving a written direction from MDC in accordance with Section
         5.7 or Subsection 6.3(1) with respect to releasing Pledged Eligible Securities to satisfy, in whole or in part, the obligations of MDC pursuant to the exercise by Holders of the Exchange Right or by MDC of the Redemption Right, the Trustee shall take such steps and execute such documents and assignments as shall be necessary to release the required number of Pledged Eligible Securities from the trust hereby created, to release and discharge the security interest therein, and to deliver such Pledged Eligible Securities to Holders in accordance with the direction, provided that the direction shall contain sufficient detail for these purposes.

   (2) Upon receiving a written direction from MDC with respect to releasing Pledged Eligible Securities to satisfy, in whole or in part, the obligations of MDC upon the Maturity Date or upon Acceleration, and provided that MDC shall have paid to the Trustee sufficient funds to permit the Trustee to make any payment to be made to Holders in cash on the Maturity Date in accordance with Subsection 3.2(c) or on Acceleration in accordance with Subsection 10.2(1), as the case may be, and in respect of any other amounts payable hereunder, and provided that the Pledged Eligible Securities to which such direction relates are sufficient to permit the Trustee to make any delivery to be made to Holders in Units on the Maturity Date in accordance with Subsection 3.2(c) or on Acceleration in accordance with Subsection 10.2(1), as the case may be, the Trustee shall take such steps and execute such documents and assignments as shall be necessary to release the required number of Pledged Eligible Securities from the trust hereby created, to release and discharge the security interest therein, and to deliver such Units to Holders in accordance with the direction.

8.10     Further Assurances

         MDC shall from time to time take all such action and execute and deliver all such deeds, instruments, agreements, financing statements or registration forms as may in the opinion of Counsel be required to further perfect or protect the security interests and charges created by this Article 8, and shall cause the registration, filing or recording of each such deed, instrument, agreement, financing statement or registration form in each jurisdiction in which, in the opinion of Counsel, such registration, filing or recording may be necessary or of advantage in perfecting, maintaining or protecting the security hereby created or intended to be created hereby. All such further assurances shall be at MDC's expense.

8.11     Release of Pledge of Shares

         MDC's pledge of the Initial Pledged Shares and any Pledged Eligible Securities, if applicable, shall be released in its entirety upon payment of the Fund Unit Payment in the case of a Unit Redemption or the Fund Cash Payment in the case of a Cash Redemption, in accordance with Article 6 for the outstanding Exchangeable Securities.

                                   ARTICLE 9
                        COVENANTS OF MDC AND OF THE FUND

9.1      General Covenants

         MDC covenants with the Trustee that so long as any Exchangeable Securities remain outstanding:

         (a) it will well, duly and punctually pay or cause to be paid to every Holder of every Exchangeable Security, the principal thereof, interest accrued thereon (including, in the case of default, interest on the amount in default), at the dates and places, in the currency and in the manner mentioned herein;

         (b) it will at all times comply with all other provisions of this Trust Indenture to be complied with by MDC; and

         (c) it will keep proper books of account in accordance with accounting practice generally accepted in Canada or other relevant jurisdictions and will, if and whenever it is so required in writing by the Trustee, file with the Trustee a copy of each annual or other regular periodic report of MDC furnished to its shareholders after the date hereof.

9.2      Not to Accumulate Interest

         In order to prevent any accumulation after maturity of unpaid interest, MDC covenants with the Trustee that it will not, directly or indirectly, extend or assent to the extension of time for payment of any interest payable on Exchangeable Securities or be a party to or approve any such arrangement by funding interest or in any other manner. If the time for payment of any of said interest shall be so extended, whether for a definite period or otherwise, the Holders entitled to such interest shall not be entitled in case of default hereunder to the benefit of this Trust Indenture except subject to the prior payment in full of the principal of all Exchangeable Securities and of all interest on such Exchangeable Securities, the payment of which has not been so extended, and of all other moneys payable hereunder.

9.3      Certificates of Compliance

   (1) Within 120 days after the end of each financial year of MDC (and in any event within 12 months after the date hereof and thereafter within 12 months after the date of the latest such certificate) and at any other time if requested by the Trustee, MDC shall furnish the Trustee with a Certificate of MDC, certifying that after reasonable investigation and inquiry MDC has complied with all covenants, conditions or other requirements contained in this Trust Indenture, the non-compliance of which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

   (2) Within 45 days after the end of each financial quarter of MDC and at any other time if requested by the Trustee, MDC shall furnish the Trustee with a Certificate of MDC certifying that no material adverse change in the business or affairs of MDC has occurred.

9.4      Trustee's Remuneration and Expenses

         MDC covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable fees and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under such trusts are finally and fully performed, except any such expenses, disbursements or advances as may arise from the negligence or wilful misconduct of the Trustee. Any amount due under this Section and unpaid 30 days after request for such payment will bear interest from the expiration of such 30 days at a rate per annum equal to the rate then charged by the Trustee with respect to commercial loans in Canadian currency made in Canada from time to time. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to the payment of the principal of and interest on the Exchangeable Securities.

9.5      Performance of Covenants by Trustee

         If MDC fails to perform any of its covenants contained in this Trust Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but will be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose will be repayable as provided in Section 9.4. No such performance or advance by the Trustee shall relieve MDC of any default hereunder.

9.6      Qualification of Units

         The secondary offering of Units to be issued upon the exchange of the Custom Direct Shares will be distributed by the Fund pursuant to certain prospectus exemptions available in each of the provinces of Canada. The Units have not been and will not be registered under the 1933 Act or any state securities laws and, subject to certain exemptions, may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons (as defined by Regulation S under the 1933 Act).

9.7      Maintenance of Listing

         MDC will use its reasonable best efforts to ensure that all of the outstanding Exchangeable Securities shall be listed and posted or admitted for trading on the facilities of the TSX for as long as there are sufficient amounts of Exchangeable Securities outstanding and numbers of Holders thereof to satisfy the listing requirements of the TSX.

9.8      The Fund as a Reporting Issuer and Maintenance of Listing

         The Fund covenants that, for as long as any Exchangeable Securities are outstanding, it will use its reasonable best efforts to maintain its status as a reporting issuer not in default under the legislation administered by the Ontario Securities Commission or under any similar provincial legislation of any of the other provinces of Canada or any similar Canadian federal legislation hereinafter enacted and that it will use its reasonable best efforts to ensure that all of the Units shall remain listed and posted or admitted for trading on the facilities of the TSX for so long as there are any Exchangeable Securities outstanding.

9.9      Provision of Documentation Relating to the Fund

         MDC covenants that it will arrange for any continuous disclosure documentation and other informational material provided by the Fund to holders of Units to be mailed to Beneficial Holders as soon as practicable after the Fund provides such documentation or other material to holders of Units.

                                ARTICLE 10
                          DEFAULT AND ENFORCEMENT

10.1     Events of Default

   (1) Each of the following events is herein sometimes referred to as an "Event of Default":

         (a) MDC fails to make payment of the principal of any Exchangeable Security when the same becomes due under any provision hereof or of such Exchangeable Security, and any such default shall have continued for a period of 30 days (an "Exchange Default");

         (b) MDC makes default in payment of any interest due on any Exchangeable Security and any such default shall have continued for a period of 5 days;

         (c) an order shall be made or an effective resolution shall be passed for the winding-up or liquidation of MDC, except in the course of carrying out, or pursuant to, a transaction which is permitted under Article 12;

         (d) any proceeding shall be instituted against MDC or applying to a substantial part of its property or assets seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or any substantial part of its property or debt under any law relating to bankruptcy, insolvency or reorganization or relief of debt (including, without limitation, any application under the Companies' Creditors Arrangement Act or, with respect to relief of debt, under the corporate law applicable to MDC), or seeking an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or assets and such proceeding shall have continued undismissed or unstayed for 60 days, or a creditor or creditors of MDC or any other interested party shall privately appoint a receiver, trustee or similar official for any substantial part of the property or assets of MDC, and, if MDC shall be contesting such appointment in good faith, such appointment shall continue for 60 days or any such action or proceeding shall have been consented to or not expeditiously opposed by MDC;

         (e) any proceeding shall be instituted by MDC seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, adjustment, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency or reorganization or relief of debts (including, without limitation, any application under the Companies' Creditors Arrangement Act or, with respect to relief of debt, the corporate law applicable to MDC) or seeking an order for relief or the appointment of a receiver, trustee or other similar official for it or for any of its property or assets, or MDC shall take corporate action to authorize any such proceeding;

         (f) an encumbrancer shall legally take possession of the property of MDC or any part thereof which is, in the opinion of the Trustee, acting and relying on an opinion of Counsel, a substantial and material part thereof or the Pledged Eligible Securities or a distress or execution or any similar process be levied or enforced against such property and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

         (g) MDC shall neglect to carry out or observe any other covenant or condition herein on its part to be observed or performed and, notice in writing having been given by the Trustee to MDC to put an end to the same, MDC shall fail to make good such default within a period of 60 days after the giving to it of such notice, unless the Trustee (having regard to the subject matter of such neglect or non-observance) shall have agreed to a longer period and, in such event, within the period agreed to by the Trustee; and

         (h) a material adverse change in the business or affairs of MDC, provided that the Trustee shall be under no duty or obligation to make any enquiry as to whether or not there has been such a material adverse change in the business or affairs of MDC except in accordance with the provisions of
               Section 9.3(2).

   (2) For greater certainty, an Event of Default shall not arise under Subsections 10.1(1)(d), (e) or (f) as a result of any proceeding, possession, distress, execution or any similar process which is instituted against or applies to the property, assets or debt of any person in which MDC has an interest.

   (3) Upon the occurrence of an Event of Default, MDC shall give notice advising the Trustee and Holders of every Event of Default so occurring and continuing at the time the notice is given and, if applicable, that Holders have a right to exercise their Exchange Right at any time prior to payment of the Default Amount.

10.2     Acceleration on Default

   (1) In case an Event of Default shall have occurred and be continuing, the Trustee may, in its discretion, and shall, upon receipt of a Holders' Request, but subject to the provisions of Section 10.3, declare, by written notice to MDC, the principal of and accrued but unpaid interest on all Exchangeable Securities then outstanding and all other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable, anything herein to the contrary notwithstanding, and MDC, subject to the following sentence, shall forthwith pay to the Trustee for the benefit of the Holders (other than Holders of Exchangeable Securities in respect of which an Exchange Date has occurred prior to the date of payment) the Default Amounts relating to all such Exchangeable Securities and all other moneys payable hereunder together with subsequent interest thereon until payment is received by the Trustee. MDC shall be entitled to pay the amounts owing to Holders pursuant to this Subsection 10.2(1) either in cash or through the delivery of that number of Units having an aggregate Current Market Price as at the date of payment not less than the Default Amounts relating to the Exchangeable Securities held by such Holders provided that MDC shall withhold all applicable withholding taxes. If MDC elects to satisfy some of its obligations pursuant to Subsection 10.2(1) with respect to any Exchangeable Security through the payment of Units, MDC shall deposit with the Trustee a number of Units sufficient to permit the Trustee to deliver to Holders that number of Units which would satisfy such obligations, determined in accordance with the foregoing sentence. MDC may, in lieu of delivering Units to the Trustee for this purpose, direct the Trustee to apply some or all of the Pledged Eligible Securities to the satisfaction of such obligations, subject to Subsection 8.9(2), provided that the relevant direction shall contain sufficient detail for these purposes. Such payment, when made, shall be deemed to have been made in discharge of MDC's obligations hereunder and any moneys or property so received by the Trustee shall be applied in the manner provided in Section 10.6. Where MDC has elected to satisfy some of its obligations pursuant to this Subsection 10.2(1) with respect to any Exchangeable Security through the delivery of Units, the Trustee shall deliver to the relevant Holder a confirmation relating to the requisite number of Units against cancellation of the relevant Exchangeable Securities.

   (2) If an Event of Default occurs in respect of which the Trustee intends to declare an Acceleration pursuant to Subsection 10.2(1), the Trustee shall give Holders seven days prior notice of such Acceleration, or such shorter period of notice as may be prudent given the nature of such Event of Default.

10.3     Waiver of Default

         In case any Event of Default hereunder has occurred, otherwise than an Exchange Default, the Trustee, so long as it has not become bound to institute any proceedings hereunder by virtue of a Holders' Request, shall have the power to waive the default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to annul any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable, provided that no act or omission either of the Trustee or of the Holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

10.4     Proceedings by the Trustee

   (1) Whenever any Event of Default hereunder has occurred and is continuing, but subject to the provisions of Section 10.3 and to the provisions of any Extraordinary Resolution:

         (a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Holders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders lodged in any bankruptcy, winding-up or other judicial proceeding relative to MDC; and

         (b)   upon receipt of a Holders' Request, the Trustee, subject to
               Section 15.1, shall exercise or take such one or more of the said remedies as the Holders' Request may direct or, if such Holders' Request contains no direction, as the Trustee may deem expedient.

   (2) No such remedy for the enforcement of the rights of the Trustee or of the Holders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

   (3) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Exchangeable Securities or the production thereof on the trial or other proceedings relative thereto.

10.5     Suits by Holders

         No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Trust Indenture for the purpose of enforcing any rights on behalf of the Holders or for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver or receiver and manager or any officers with similar powers, or for a receiving order under any bankruptcy legislation or to have MDC wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Holders' Request and the funding and indemnity referred to in Section 15.1 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 10.4; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under any Exchangeable Security, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of such outstanding Exchangeable Securities.

10.6     Application of Moneys Received by Trustee

         Except as herein otherwise provided, the moneys and/or property arising from any enforcement hereof shall be held by the Trustee and applied by it, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

         (a) firstly, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Trust Indenture, with interest thereof as herein provided;

         (b) secondly, rateably and proportionately to the Holders but subject to Section 9.2, in or towards payment of the principal of all of the Exchangeable Securities, and thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest (if any) which shall then be outstanding, provided that in all cases all applicable withholding taxes shall be withheld; and

         (c) the surplus (if any) of such moneys shall be paid to MDC or its assigns otherwise required by law.

10.7     Distribution of Proceeds

         Payments to holders of Exchangeable Securities pursuant to Subsection 10.6(b) shall be made as follows:

         (a) at least 15 days' notice of every such payment shall be given in the manner provided in Section 16.1 specifying the time when and the place or places where the Exchangeable Securities are to be presented, in the event that a Non-Book Entry Certification Event has occurred (to the extent not theretofore presented in accordance with the provisions of this Trust Indenture), and the amount of the payment and the application thereof as between principal and interest;

         (b) subject to Section 3.12, payment of any Exchangeable Security shall be made upon presentation thereof at any one of the places specified for such payment in the notice referred to in Subsection 10.7(a) and any such Exchangeable Security thereby paid in full shall be surrendered, in the event that a Non-Book Entry Certification Event has occurred, otherwise a memorandum of such payment shall be endorsed on the face thereof; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

         (c) from and after the date of payment specified in the notice referred to in Subsection 10.7(a), interest shall accrue only on the amount owing on each Exchangeable Security after giving credit for the amount of the payment specified in such notice unless such Exchangeable Security be duly presented, in the event that a Non-Book Entry Certification Event has occurred, on or after the date so specified and payment of such amount be not made; and

         (d) the Trustee shall not be required to make any partial payment to Holders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Subsection 10.6(a), exceed 5% of the principal amount of Exchangeable Securities outstanding but it may retain and invest or deposit such moneys and deal with the same as provided in Section 15.4 until the moneys or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

10.8     Immunity of Holders and Unitholders

         The Holders shall have no, and the Trustee hereby waives and releases any, right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present and future incorporator, shareholder, unitholder, Holder, director, officer or trustee (as such) of

MDC, of the Fund or of any successor corporation or entity, as the case may be, for the payment of the principal of or interest on any of the Exchangeable Securities or for the performance of any covenant or agreement or for the correctness of any representation or warranty by MDC or the Fund herein or in the Exchangeable Securities contained.

10.9     Remedies Cumulative

         No remedy herein conferred upon or reserved to the Trustee or upon or to the Holders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or statute.

10.10    Judgment Against MDC

         MDC covenants and agrees with the Trustee that, in case of any judicial or other proceedings to obtain judgment for payment of the principal of or interest on the Exchangeable Securities, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for the amount which may remain due in respect of the Exchangeable Securities and the interest.

10.11    Indemnification

         MDC agrees to indemnify and hold harmless on an after-tax basis any Non-U.S. Holder for (i) the full amount of any United States withholding taxes that may be payable with respect to any payments of interest on an Exchangeable Security to the Non-U.S. Holder and (ii) any liability under U.S. and Canadian tax laws (including penalties, interest, additions to tax and expenses) arising from such withholding taxes or indemnity payments or with respect thereto, including any income or other tax payable with respect to any payment made by MDC pursuant to this Section 10.11. Payments under this indemnification shall be made within 30 days after the date the Non-U.S. Holder makes written demand therefor.

10.12    No Fractional Units

         No fractional Units shall be delivered in connection with any delivery of Units on an Event of Default in accordance with Subsection 10.2(1), but in lieu of such fraction MDC shall pay the cash equivalent of such fraction (determined by multiplying the relevant fraction of a Unit by 101% of the Current Market Price at the time of the Event of Default).

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

11.1     Repayment of Unclaimed Moneys to MDC

         Subject to the last sentence of this Section, any non-cash property set aside or provided under Section 11.2 in respect of any Exchangeable Security (and any property distributed thereon) and not claimed by and given over to the Holder of such Exchangeable Security, as provided in such Section, within six years after the relevant maturity date, shall be paid to MDC by the Trustee on written demand, and thereupon the Trustee shall be released from all further liability with respect to such property. Such property shall be sold by MDC on behalf of such Holder in the open market, by tender or by private contract on such date or dates and at such price or prices as MDC may consider appropriate. Subject to the last sentence of this Section, any moneys set aside or provided under Section 11.2 in respect of any Exchangeable Security and not claimed by and paid to the Holder of such Exchangeable Security, as provided in such Section, within six years after the Maturity Date, shall be paid to MDC by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys. Thereafter such Holder shall have no rights in respect of such Exchangeable Security except to obtain payment of the cash proceeds of such sale and such moneys (without interest) from MDC, subject to any applicable period of limitation provided by law and provided that all applicable withholding taxes shall be withheld. The Trustee shall from time to time deduct from such moneys prior to paying the same to MDC or to any Holder (a) all the fees and disbursements of the Trustee paid by MDC during the said six-year period and shall pay the same to MDC and (b) all taxes payable with respect to any property distributed on such non-cash property and any property distributed thereon.

11.2     Release from Covenants

         Upon proof being given to the reasonable satisfaction of the Trustee that:

         (a) the principal of all Exchangeable Securities and interest (including interest on amounts in default) thereon and other moneys and property payable or deliverable hereunder have been paid or satisfied or delivered, as the case may be; or

         (b) all the outstanding Exchangeable Securities have matured, been duly called for redemption or tendered for exchange or been purchased and cancelled and payment of the principal of, interest thereon and all other amounts payable hereunder have been duly provided for in accordance with the provisions hereof, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of MDC, execute and deliver to MDC and the Fund such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of the security (if any) created pursuant hereto and to release each of MDC and the Fund from its covenants herein contained except those relating to the indemnification of the Trustee. In such event the Trustee shall deliver up to MDC all Pledged Eligible Securities and cash or other property arising from accretions thereto, if any, remaining in its possession.

                                   ARTICLE 12
                             SUCCESSOR CORPORATIONS

12.1     Certain Requirements in Respect of Merger, etc.

   (1) MDC, without the consent or approval of the Holders or the Trustee, shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of amalgamation, of the continuing corporation resulting therefrom unless, but may do so without such consent or approval, if:

         (a) such other person or continuing corporation is a corporation (herein called the "Successor Corporation") incorporated under the laws of Canada or any province thereof or under the laws of the United States;

         (b) the Successor Corporation, by operation of law, becomes, without more, bound by the terms and provisions of this Trust Indenture and the Exchangeable Securities or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an indenture supplemental hereto and such other instruments (if any) as are, in the opinion of the Trustee, relying on the opinion of Counsel, necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of the Exchangeable Securities and the interest thereon and all other moneys payable and property deliverable hereunder and the covenant of such Successor Corporation to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of MDC under this Trust Indenture;

         (c) such transactions shall, to the satisfaction of the Trustee, relying on the opinion of Counsel, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights and powers of the Trustee or of the Holders hereunder; and

         (d) no condition or event shall exist in respect of the Successor Corporation at the time of such transaction and after giving full effect thereto which constitutes or would, after notice or lapse of time or both, constitute an Event of Default hereunder.

   (2) For the purposes of Subsection 12.1(1), a transaction shall not be regarded as a transaction whereby all or substantially all of MDC's undertaking, property and assets would become the property of another person if, prior to the completion of such transaction, MDC provides to the Trustee an opinion, satisfactory to the Trustee, of an Independent Investment Dealer selected by the Directors for such purpose to the effect that, after the completion of such transaction, and taking into account the application or use of proceeds from such transaction or the securities received by MDC as a result of such transaction, the ability of MDC to honour its obligations under the Exchangeable Securities would not be adversely affected from a financial point of view in any significant respect.

12.2     Vesting of Powers in Successor

         Whenever the conditions of Subsection 12.1(1) have been duly observed and performed, the Trustee, if required by Subsection 12.1(1), shall execute and deliver the supplemental indenture provided for in
Article 14 and thereupon the Successor Corporation shall possess and from time to time may exercise each and every right and power of MDC under this Trust Indenture in the name of MDC or otherwise and any act or proceeding by any provision of this Trust Indenture required to be done or performed by the Directors or any officers of MDC may be done and performed with like force and effect by the directors or officers of such Successor Corporation.

12.3     Wholly-Owned Subsidiaries

         Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of MDC with or into MDC or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of MDC, provided that all of the assets of such subsidiary are transferred to MDC or another wholly-owned subsidiary of MDC, or the transfer, sale, lease or other disposition of any property and assets to a wholly-owned subsidiary of MDC, and any such transactions are expressly permitted by this Article 12. For greater certainty, nothing herein shall be construed as preventing the planned amalgamation of MDC with MDC Partners Inc.

                                 ARTICLE 13
                       MEETINGS OF BENEFICIAL HOLDERS

13.1     Right to Convene Meeting

         The Trustee may at any time and from time to time and shall, on receipt of a Request of MDC or a Holders' Request and upon being indemnified and funded to its reasonable satisfaction by MDC or by the Holders signing such Holders' Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Beneficial Holders. In the event of the Trustee failing within 30 days after receipt of such request, indemnity and funding to give notice convening such meeting, MDC or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Trustee.

13.2     Notice

         At least 30 days' notice of any meeting shall be given to the Beneficial Holders in accordance with the provisions of National Instrument 54-101 of the Canadian Securities Administrators and a copy thereof shall be sent by post to the Trustee unless the meeting has been called by it and to MDC unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 13.

13.3     Chairman

         Some individual, who need not be a Beneficial Holder, nominated in writing by the Trustee, shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose some individual present to be chairman.

13.4     Quorum

         Subject to the provisions of Section 13.12:

         (a) at any meeting of Beneficial Holders, a quorum shall consist of Beneficial Holders present in person or by proxy and representing at least 25% in principal amount of the outstanding Exchangeable Securities;

         (b) if a quorum of the Beneficial Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Beneficial Holders or on a Holders' Request, shall be dissolved; but in any other case, the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day) thereafter at the same time and place, unless the chairman shall appoint some other place, day and/or time of which not less than seven days' notice shall be given in the manner provided in Section 16.1; and

         (c) at the adjourned meeting, the Beneficial Holders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in principal amount of the outstanding Exchangeable Securities.

13.5     Powers of Adjournment

         The chairman of any meeting at which a quorum of the Beneficial Holders is present may with the consent of the holders of a majority in principal amount of the Exchangeable Securities represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

13.6     Show of Hands

         Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is required or duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

13.7     Poll

         On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded after a vote by a show of hands by the chairman or by one or more of the Beneficial Holders acting in person or by proxy and holding or representing at least 5% of the outstanding Exchangeable Securities, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Exchangeable Securities represented at the meeting and voted on the poll.

13.8     Voting

         On a show of hands, every person who is present and entitled to vote, whether as a Beneficial Holder or as proxy for one or more absent Beneficial Holders, or both, shall have one vote. On a poll, each Beneficial Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Exchangeable Security of which he shall then be the Beneficial Holder. A proxy need not be a Beneficial Holder. In the case of joint Beneficial Holders of an Exchangeable Security, any of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of Exchangeable Securities of which they are joint registered Holders.

13.9     MDC and Trustee May Be Represented

         MDC and the Trustee, by their respective directors, officers and employees and the legal advisers of MDC and the Trustee may attend any meeting of the Beneficial Holders, but shall have no vote thereat as such.

13.10    Powers Exercisable by Extraordinary Resolution

         In addition to all other powers conferred upon them by any other provisions of this Trust Indenture or by law, but in all cases subject to
Section 13.11, a meeting of the Beneficial Holders shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

         (a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders or Beneficial Holders and/or the Trustee against MDC or against its undertaking, property and assets or any part thereof (whether such rights arise under this Trust Indenture or the Exchangeable Securities or otherwise) which shall have been agreed to by MDC;

         (b) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Trust Indenture or the Exchangeable Securities in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority and the power to remove the Trustee and appoint a new trustee hereunder;

         (c) power to waive and direct the Trustee to waive any default (other than a default in the payment of principal or interest on the Exchangeable Securities, including, without limitation, an Exchange Default) on the part of MDC in complying with any provision of this Trust Indenture or the Exchangeable Securities and/or to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to Section 10.2, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         (d) power, with the approval of MDC, to sanction the exchange of Exchangeable Securities for or the conversion of Exchangeable Securities into shares, bonds, notes or any other securities or obligations of MDC or any other person;

         (e) power to assent to any modification of, or change in, or omission from, the provisions contained herein or in the Exchangeable Securities or in any deed or instrument supplemental hereto or thereto which shall be agreed to by MDC and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

         (f) power to restrain any Holder or Beneficial Holder from taking, instituting or maintaining any action, suit or proceeding for the purpose of enforcing payment of principal or interest or for the execution of any trust or power hereunder or for the appointment of a custodian, sequestrator, liquidator, receiver, receiver and manager or a trustee in bankruptcy or to have MDC wound up or for any other remedy hereunder;

         (g) power to direct any Holder or Beneficial Holder who, as such, has brought any such suit, action or proceeding against MDC hereunder to stay or otherwise discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 10.5, of the costs, charges and expenses reasonably and properly incurred by the Holder or Beneficial Holder in connection therewith;

         (h) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Beneficial Holders;

         (i) power to sanction any transaction (whether by way of reconstruction, reorganization, arrangement, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of the undertaking, property and assets of MDC would become the property of any other person, or in the case of an amalgamation, of the continuing corporation resulting therefrom, provided that no such sanction shall in any event be necessary in respect of any such transaction if the provisions of Article 12 are complied with;

         (j) power to assent to any judgment, compromise or arrangement by MDC with any creditor or creditors or classes of creditors or with the holders of any shares or securities of MDC;

         (k) power to authorize the Trustee, in the event of MDC making an unauthorized assignment, or a custodian, sequestrator, trustee or liquidator being appointed, under applicable bankruptcy or insolvency legislation or legislation relating to winding-up, for and on behalf of the Holders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against MDC and its properties for an amount equivalent to the aggregate amount which may be payable in respect of the Exchangeable Securities, value security and vote such claim or debt at meetings of creditors and to file any proposals and generally act for and on behalf of the Holders in such proceedings as such Extraordinary Resolution may provide; and

         (l) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers which the Beneficial Holders could exercise by Extraordinary Resolution under the foregoing paragraphs (b), (c), (f), (g), and (k) of this
               Section 13.10; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not themselves be Holders or Beneficial Holders; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater, and all acts of any such committee within the authority delegated to it shall be binding upon all Holders and Beneficial Holders.

13.11    Powers Not Exercisable by Extraordinary Resolution

         For greater certainty, no modification or abrogation of the Trust Indenture, whether or not purported to be authorized by Extraordinary Resolution may, without the consent of the Holder of each Exchangeable Security affected thereby:

         (a) modify the amount, currency or timing of payments of principal of or interest on the Exchangeable Securities, the terms of the Redemption Right, Exchange Rights or the security for the obligation of MDC to deliver Units upon exercise of the Exchange Right (other than, in the case of a change in the timing of payments of interest, if the change is made in order to match the timing of payments of Unit Distributions);

         (b) reduce the stated percentage of principal amount of Exchangeable Securities necessary to modify or amend the Trust Indenture; or

         (c) subordinate the indebtedness evidenced by the Exchangeable Securities (to the extent such indebtedness is not already subordinated) to any other indebtedness of MDC other than Senior Indebtedness.

13.12    Meaning of "Extraordinary Resolution"

         The expression "Extraordinary Resolution", when used in this Trust Indenture, means, subject as hereinafter in this Section 13.12 and in Section
13.16 provided, a resolution proposed at a meeting of Beneficial Holders duly convened for the purpose of passing an Extraordinary Resolution and held in accordance with the provisions of this Article 13 at which the Beneficial Holders of more than 50% of the principal amount of the outstanding Exchangeable Securities are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66-2/3% of the principal amount of outstanding Exchangeable Securities represented at the meeting and voted on a poll upon such resolution.

   (1) If, at any such meeting called for the purpose of passing an Extraordinary Resolution, the Beneficial Holders of more than 50% of the principal amount of the outstanding Exchangeable Securities are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Beneficial Holders or on a Holders' Request, shall be dissolved, but if otherwise convened, it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than seven days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 16.1. Such notice shall specify the quorum for such adjourned meeting but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting,

         (a) if the Extraordinary Resolution purports to exercise any of the powers conferred pursuant to paragraph (a), (c), (d), (i) or
               (j) of Section 13.10 or purports to change the provisions of this Section 13.12 or of Section 13.16 or purports to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Beneficial Holders in exercise of the powers referred to in this paragraph, a quorum for the transaction of business shall consist of the Beneficial Holders of at least 25% of the principal amount of the Exchangeable Securities outstanding present in person or by proxy; and

         (b) in any other case, a quorum for the transaction of business shall consist of such number of Beneficial Holders as are present in person or by proxy.

   (2) At any such adjourned meeting, any resolution passed by the requisite votes as provided in Subsection 13.12(1) shall be an Extraordinary Resolution within the meaning of this Trust Indenture notwithstanding that Beneficial Holders of more than 50% of the principal amount of the outstanding Exchangeable Securities are not present in person or by proxy at such adjourned meeting.

   (3) Votes on an Extraordinary Resolution shall always be taken by a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

13.13    Powers Cumulative

         It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Trust Indenture stated to be exercisable by the Beneficial Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Beneficial Holders to exercise such power or powers or combination of powers thereafter from time to time.

13.14    No Requirement to Obtain Consent

         For greater certainty, in the event that the Fund changes the day on which it provides payment of the monthly Unit Distribution to holders of Units, MDC shall have the right, without any requirement to obtain the consent of any Holder or Beneficial Holder, whether by Extraordinary Resolution or otherwise, to modify the Interest Payment Date so that it falls on the same day as such payment by the Fund of the monthly Unit Distribution.

13.15    Minutes

         Minutes of all resolutions and proceedings at every meeting of the Beneficial Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of MDC and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Beneficial Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

13.16    Instrument in Writing

         All actions which may be taken and all powers which may be exercised by the Beneficial Holders at a meeting held as hereinbefore in this Article 13 provided may also be taken and exercised by a resolution in writing signed in one or more counterparts by the Beneficial Holders of not less than 50% of the principal amount of all outstanding Exchangeable Securities with respect to ordinary resolutions and by the Beneficial Holders of not less than 66-2/3% of the principal amount of all outstanding Exchangeable Securities with respect to an Extraordinary Resolution and the expression "Extraordinary Resolution" when used in this Trust

Indenture shall include a resolution so signed by the Holders of not less than 66-2/3% of the principal amount of all outstanding Exchangeable Securities.

13.17    Binding Effect of Resolutions

         Subject as provided in any indenture, deed or instrument supplemental or ancillary hereto, every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 13 at a meeting of Beneficial Holders shall be binding upon all the Holders and Beneficial Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 13.16 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and Beneficial Holder and the Trustee (subject to the provisions for its indemnity hereby contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

13.18    Evidence of Rights of Holders

   (1) Any request, direction, notice, consent or other instrument which this Trust Indenture may require or permit to be signed or executed by the Holders or Beneficial Holders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Holders or Beneficial Holders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument, or of a writing appointing any such attorney or (subject to the provisions of this Article 13 with regard to voting at meetings of Beneficial Holders) of the holding by any person of Exchangeable Securities shall be sufficient for any purpose of this Trust Indenture if the fact and date of the execution by any person of such request, direction, notice, consent or other instrument or writing is proved (a) by the certificate of any notary public or other officer authorized to take acknowledgement of deeds to be recorded at the place where such certificate is made, that the person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof; or (b) by an affidavit of a witness of such execution; or (c) in any other manner which the Trustee may consider adequate.

   (2) The Trustee may, nevertheless, in its discretion, require further proof in cases where it deems further proof necessary or desirable or may accept such other proof as it shall consider proper.

   (3) The ownership of Exchangeable Securities shall be proved by the registers as hereinbefore provided.

13.19    Voting and Dividends

         Until such time as a Holder receives Units, either because the Holder has exercised its Exchange Right or because MDC has exercised its right to deliver Units upon redemption or at maturity, Holders will not be entitled to any voting rights, dividends or other distributions with respect to Units or the Initial Pledged Shares, nor will Holders be entitled to receive notice of or to attend meetings of the holders of Units of the Fund.

                                 ARTICLE 14
                          SUPPLEMENTAL INDENTURES

14.1     Execution of Supplemental Indentures

         From time to time MDC (when authorized by a resolution of its Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) if and whenever required by any provision hereof, mortgaging, hypothecating, pledging, assigning, transferring, granting a security interest in, assuring and confirming to or vesting in the Trustee or charging in favour of the Trustee all or any portion of the undertaking, property and assets then owned or thereafter acquired by MDC, as, in the opinion of the Trustee, relying on the opinion of Counsel, are necessary or advisable in the premises, provided that such actions are not, in the opinion of the Trustee, relying on the opinion of Counsel, prejudicial to the interests of the Holders;

         (b) evidencing the succession of Successor Corporations to MDC and the covenants of and obligations assumed by each of such Successor Corporations in accordance with the provisions of
               Article 12 and the successor of any successor trustee in accordance with the provisions of Article 15;

         (c) giving effect to any Extraordinary Resolution passed as provided in Article 13;

         (d) making any modification in any form of Exchangeable Security which, in the opinion of the Trustee, relying on the opinion of Counsel, will not be prejudicial to the interests of the Holders;

         (e) making any additions to, deletions from or alterations of the provisions of this Trust Indenture or the Exchangeable Securities which, in the opinion of the Trustee, relying on the opinion of Counsel, will not be prejudicial to the interests of the Holders or are in the opinion of Counsel necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to MDC, the Trustee or this Trust Indenture;

         (f) correcting or rectifying any patent ambiguity, defective provision, error or omission herein; and

         (g) for any other purposes not inconsistent with the provisions of this Trust Indenture, provided that, in the opinion of the Trustee, relying on the opinion of Counsel, the rights of the Trustee and the Holders will not be prejudiced thereby.

                                   ARTICLE 15
                             CONCERNING THE TRUSTEE

15.1     Rights and Duties of Trustee

   (1) In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Trust Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Holders and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

   (2) Subject only to Subsection 15.1(1) the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except such as may arise from its negligence or bad faith.

   (3) None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

   (4) The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Trust Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreement or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee or the duties of the Trustee to determine whether or not the Trustee shall take action with respect to any default.

   (5) Notwithstanding anything in this Trust Indenture to the contrary, the Trustee shall disperse moneys, shares or Units according to this Trust Indenture only to the extent that such moneys, shares or Units have been deposited with it.

   (6) At the request of the Trustee, any calculation required or provided for by the terms of this Trust Indenture will be determined and set out in writing by MDC and sent to the Trustee as soon as practicable.

15.2     Evidence

   (1) Whenever it is provided in this Trust Indenture, with reference to any application to the Trustee for the taking by it of any action hereunder, that MDC shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of MDC to have such application granted. The Trustee may act and rely, and shall be protected in acting and relying, upon such documents deposited with it in purported compliance with any such provision or for any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

   (2) The Trustee may act and rely, and shall be protected in acting and relying, upon any resolution, certificate, statement, instrument, opinion, calculation, report, notice, request, consent, order, letter, telegram, telex, telecopy or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

15.3     Experts, Advisers and Agents

   (1) The Trustee may employ, retain or appoint such Counsel, accountants, appraisers or other experts or advisers and such agents including, without limitation, with the consent of MDC, paying agents or agencies as it may reasonably require for the purpose of determining and discharging its duties hereunder, may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct on the part of any of them.

   (2) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, whether retained, employed or appointed by MDC or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

15.4     Documents, Moneys, etc. Held by Trustee

   (1) Subject to Section 8.5, any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the safekeeping or custody vaults of the Trustee in Canada or of any Canadian chartered bank.

   (2) Upon receipt of a written direction from MDC, any moneys held by the Trustee shall be invested in its own name in Authorized Investments in accordance with such direction. Any direction from MDC to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a day which is not a Business Day shall be deemed to have been given prior to 9:00 a.m. the next succeeding Business Day. For the purposes hereof, "Authorized Investments" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee), provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

   (3) In addition to any written direction to invest cash in an Authorized Investment, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Trustee Affiliates. For the purposes of this Subsection 15.4(3), "Trustee Affiliate" means affiliated companies within the meaning of the OBCA; and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their Affiliates within the meaning of the OBCA.

   (4) The Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments.

15.5     Action by Trustee to Protect Interests

         The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Holders.

15.6     Trustee Not Required to Give Security

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Trust Indenture or otherwise in respect of the premises.

15.7     Protection of Trustee

         By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

         (a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Trust Indenture or in the Exchangeable Securities (except the representations contained in Sections 15.9 and 15.13 or deemed by the provisions of Section 3.9 to have been made through the certification of the Trustee on the Exchangeable Securities) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by MDC;

         (b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Trust Indenture or any instrument ancillary or supplemental hereto;

         (c) the Trustee shall not be bound to give notice to any person of the execution hereof;

         (d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of MDC of any of the covenants herein contained or of any acts of the agents or servants of MDC including, without limitation, any paying agent;

         (e) the Trustee, in its personal capacity or any other capacity, may buy, lend upon and deal in securities of MDC or any Affiliate of MDC and generally may contract and enter into financial transactions with MDC or any Affiliate of MDC without being liable to account for any profit made thereby; and

         (f) the Trustee, its officers, directors, employees and agents will at all times be indemnified and saved harmless by MDC from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Trust Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee, its officers, directors, employees and agents may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this Subsection 15.7(f) do not apply to the extent that in any circumstances there has been a failure by the Trustee or its employees or agents to act honestly and in good faith or to discharge the Trustee's obligations under Subsection 15.1(1) or where the Trustee or its employees or agents have acted negligently or in wilful disregard of their obligations hereunder, or have negligently or in wilful disregard of their obligations hereunder, failed to act. This indemnification shall survive the termination or discharge of this Trust Indenture or the replacement or resignation of the Trustee.

15.8     Replacement of Trustee

   (1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to MDC not less than 90 days' notice in writing or such shorter notice as MDC may accept as sufficient. The Holders by

         Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, MDC shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders; failing such appointment by MDC, the retiring Trustee at the expense of MDC may apply to a Judge of the Ontario Court of Justice on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by MDC or by the Court shall be subject to removal as aforesaid by the Holders. Any new Trustee appointed under any provision of this Section 15.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the Indenture Legislation of any other province, in such other province and shall certify that it will not have any material conflict of interest upon becoming Trustee hereunder. On any such appointment, the new Trustee shall be vested with the same powers, rights, duties, security interest (if any) in and encumbrances (if any) on the properties and assets of MDC as may be applicable and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of MDC, all such conveyances or other instruments (if any) as, in the opinion of Counsel, may be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of MDC or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to Section 9.4, shall duly assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

   (2) Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Trust Indenture without the execution of any instrument or any further act, provided that such corporation would be entitled to act as a new Trustee hereunder in accordance with the provisions of Subsection 15.8(1). Nevertheless, upon the written request of the successor Trustee or of MDC, the Trustee ceasing to act shall, at the expense of MDC, execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held and all records kept by such Trustee hereunder or in connection herewith to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from MDC be required by any new Trustee for more fully and certainly vesting in and confirming to it such property, money, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of such new Trustee, be made, executed, acknowledged and delivered by MDC.

15.9     Conflict of Interest

         The Trustee represents to MDC that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter, it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign in the manner and with the effect specified in Section 15.8.

15.10    Acceptance of Trust

         The Trustee hereby accepts the trusts in this Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

15.11    Trust Indenture Legislation

   (1) In this Trust Indenture, the term "Indenture Legislation" means the provisions, if any, of the OBCA and any other statute of Canada or a province thereof, and the respective regulations thereunder relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Trust Indenture.

   (2) If and to the extent that any provision of this Trust Indenture limits, qualifies or conflicts with a mandatory requirement of the Indenture Legislation, such mandatory requirement shall prevail.

   (3) MDC and the Trustee agree that each will at all times in relation to this Trust Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of the Indenture Legislation.

15.12    Evidence and Authority to Trustee

   (1) MDC shall furnish to the Trustee evidence of compliance with every covenant, condition or other requirement relating to any action or step required or permitted to be taken by MDC or the Trustee under this Trust Indenture or as a result of any obligation imposed under this Trust Indenture, including, without limitation, the certification and delivery of Exchangeable Securities hereunder, the release or release and substitution of property subject to a security interest (if any) constituted by this Trust Indenture or the satisfaction and discharge of this Trust Indenture, forthwith if and when (a) such evidence is required by any other provision of this Trust Indenture to be furnished to the Trustee, or (b) the Trustee, in the exercise of its rights and duties under this Trust Indenture, gives MDC written notice requiring it to furnish such evidence in relation to any particular action, step or obligation specified in such notice. Such evidence shall consist of the following evidence as the Trustee may require:

         (a) a certificate made by any one of the Chairman, the Chief Executive Officer, the President, any Vice-President, the Treasurer, any Assistant

               Treasurer, the Secretary or any Assistant Secretary of MDC stating that any such covenant, condition or other requirement has been complied with in accordance with the terms of this Trust Indenture,

         (b) in the case of any such covenant, condition or other requirement, compliance with which is subject to the delivery of an opinion of Counsel, an opinion of Counsel that any such covenant, condition or other requirement has been complied with in accordance with the terms of this Trust Indenture, or

         (c) in the case of any such covenant, condition or other requirement, compliance with which is subject to the review or examination of auditors or accountants, an opinion or report of such auditors or accountants as to the accuracy or reliability of the statements required to be reviewed or examined and stating whether or not the statements have been made in accordance with the terms of this Trust Indenture, or any combination of the foregoing.

         Whenever such evidence relates to a matter other than the certification and delivery of Exchangeable Securities, the release and substitution of property subject to a security interest (if any) constituted by this Trust Indenture or the satisfaction and discharge of this Trust Indenture, and except as otherwise specifically provided herein, such evidence may consist of or include a report or opinion of any solicitor, auditor, accountant, valuer, engineer, surveyor or appraiser or any other person whose qualifications give authority to a statement made by him.

   (2) Each certificate, opinion or report with respect to compliance with a condition provided for in this Trust Indenture shall include a statement by the person making or giving such certificate, opinion or report (a) that he has read and is familiar with the covenant, condition or other requirement, (b) stating the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate, opinion or report are based, (c) stating that, in the belief of the person making the certificate or giving the opinion or report, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant, condition or other requirement has been complied with or satisfied, and (d) whether or not in the opinion of such person such covenant, condition or other requirement has been complied with or satisfied.

15.13    Authority to Carry on Business

         The Trustee represents to MDC that at the date of execution and delivery by it of this Trust Indenture it is authorized to carry on the business of a trust company in the Province of Ontario. If, notwithstanding the provisions of this Section 15.13, the Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Trust Indenture and the Exchangeable Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event, but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in such province, either become so authorized or resign in the manner and with the effect specified in Section 15.8.

                                 ARTICLE 16
                                  NOTICES

16.1     Notice to Holders

         Unless herein otherwise expressly provided, any notice to be given hereunder to Holders shall be deemed to be validly given if such notice is sent by unregistered surface or air mail, postage prepaid, addressed to such Holders at their respective addresses appearing on the registers mentioned in Article 4; and if, in the case of joint holders of any Exchangeable Security, more than one address appears in the register in respect to such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given by mail shall be deemed to have been given on the third Business Day following the date such notice is mailed. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting, or other event, shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any one or more Holders shall not invalidate any action or proceeding founded thereon.

16.2     Notice to Trustee

         Unless herein otherwise expressly provided, any notice to the Trustee under any provision of this Trust Indenture, unless otherwise specifically provided, shall be valid and effective if given by facsimile transmission or if delivered to an officer of the Trustee or if sent by registered mail, postage prepaid, addressed to the Trustee at its principal office in Toronto, Ontario, which at the date hereof is 320 Bay Street, P.O. Box 1, Toronto, Ontario, Canada M5H 4A6, Attention: Director, Corporate Trust, Facsimile (416) 643-5570. The Trustee may from time to time notify MDC of a change in address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this Trust Indenture. Notice by facsimile transmission shall be deemed to have been effectively given when sent. Notice by delivery shall be deemed to have been effectively given when delivered to an officer of the Trustee. Notice by mail shall be deemed to have been effectively given at the time when, in the ordinary course of post, the same should have reached its destination.

16.3     Notice to MDC

         Unless herein otherwise expressly provided, any notice to MDC under any provision of this Trust Indenture shall be valid and effective if given by facsimile transmission or if delivered to an officer of MDC or if sent by registered mail, postage prepaid, addressed to MDC at 45 Hazelton Avenue, Toronto, Ontario, Canada M5R 2E3, Attention: Chief Financial Officer, Facsimile (416) 960-9555. MDC may from time to time notify the Trustee of a change in address which thereafter, until changed by like notice, shall be the address of MDC for all purposes of this Trust Indenture. Notice by facsimile transmission shall be deemed to have been effectively given when sent. Notice by delivery shall be deemed to have been effectively given when delivered to an officer of MDC. Notice by mail shall be deemed to have been effectively given at the time when, in the ordinary course of post, the same should have reached its destination.

16.4     Mail Service Interruption

   (1) If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to MDC would reasonably be unlikely to reach its destination by the time notice by mail would have been deemed to have been given pursuant to Sections 16.2 or 16.3, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or, if sent to such party, at the appropriate address in accordance with Sections 16.2 or 16.3, as the case may be, by facsimile transmission or other means of prepaid transmitted or recorded communication.

   (2) If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice to the Holders hereunder, the Trustee shall, notwithstanding the provisions hereof, give such notice by means of publication in the Report on Business section of a weekday national edition of The Globe and Mail and in a French language newspaper of wide circulation in Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

                                  ARTICLE 17
                                SUBORDINATION

17.1     Agreement to Subordinate

   (1) The Corporation covenants and agrees and each Holder of Exchangeable Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees that all Exchangeable Securities shall be issued subject to the provisions of this Article 17; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

   (2) Subject to the right of the Trustee in the Pledged Eligible Securities in connection with enforcement of the security constituted in Article 8 upon the occurrence of an Event of Default, the payment by MDC of the principal of, and interest on, the Exchangeable Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of MDC, whether outstanding at the date of this Trust Indenture or thereafter incurred; provided that, notwithstanding the foregoing and for greater certainty, the Convertible Debentures do not constitute Senior Indebtedness and the Exchangeable Securities shall rank in priority to the Convertible Debentures in respect of the Pledged Eligible

         Securities and in all other respects shall rank pari passu with the Convertible Debentures.

   (3) No provision of this Article 17 shall prevent the occurrence of any Default or Event of Default hereunder. Upon the occurrence of an Event of Default, Holders shall have the right to receive in priority to holders of Senior Indebtedness, the Pledged Eligible Securities in accordance with the Exchange Right or the Pledged Eligible Securities as a result of the enforcement by the Trustee of the security constituted by Article 8. Nothing in this Article 17 shall prevent the delivery of Units to Holders upon the exercise of an Exchange Right, or upon redemption, maturity or Acceleration.

17.2     Default on Senior Indebtedness

   (1) No payment of principal (including redemption payments) or interest on the Exchangeable Securities may be made: (i) if any Senior Indebtedness of MDC is not paid when due and any applicable grace period with respect to a payment default on Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist; or (ii) if the maturity of any Senior Indebtedness of MDC has been accelerated because of a default and either the default has not been rescinded or the Senior Indebtedness under which the default has occurred has not been repaid in accordance with its terms.

   (2) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 17.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by MDC, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

17.3     Liquidation; Dissolution; Bankruptcy

   (1) Upon any distribution of assets of MDC of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of MDC, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due on all Senior Indebtedness of MDC shall first be paid in full before the Holders are entitled to receive or retain any payment; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by MDC, or distribution of assets of MDC of any kind or character, whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from MDC, except for the provisions of this Article 17, shall be paid by

         MDC or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Trust Indenture if received by them or it, directly to the holders of Senior Indebtedness of MDC or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by MDC, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

   (2) In the event that, notwithstanding the foregoing, any payment or distribution of assets of MDC of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee before all Senior Indebtedness of MDC is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by MDC, to the extent necessary to pay such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

   (3) For purposes of this Article 17, the words "cash, property or securities" shall not be deemed to include shares of MDC as reorganized or readjusted, or securities of MDC or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 17 with respect to the Exchangeable Securities to the payment of all Senior Indebtedness of MDC, as the case may be, that may at the time be outstanding; provided, however, that: (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of MDC with, or the merger of MDC into, another corporation or the liquidation or dissolution of MDC following the conveyance or transfer its properties or assets substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 12 of this Trust Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 17.3 if such other corporation shall, as a part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in
         Article 12 of this Trust Indenture. Nothing in Section 17.2 or in this
         Section 17.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.4 and 9.5 of this Trust Indenture.

17.4     Rights of Holders Reserved

         Nothing contained herein or in the Exchangeable Securities is intended to or shall impair, as between MDC, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of MDC, which is absolute and unconditional, to pay to the Holders the indebtedness represented thereby, including the principal thereof and the interest thereon, as and when the same shall become due and payable in accordance with the terms of this Trust Indenture, or affect the relative rights of the Holders and creditors of MDC other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 17 of the holders of Senior Indebtedness in respect of assets of MDC received upon the exercise of any such remedy.

17.5     No Fiduciary Duty to Holders of Senior Indebtedness

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holder or MDC or any other person, money or assets to which any holders of Senior Indebtedness of MDC shall be entitled by virtue of this Article 17 or otherwise.

17.6 Authorization of Holders to Trustee to Acknowledge or Effectuate Subordination

         Each Holder by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article 17 and approves and confirms any such action theretofore taken by the Trustee, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes. Upon the written direction of MDC, and upon being furnished with an Officer's Certificate stating that one or more named persons are holders of Senior Indebtedness and specifying the amount and nature of such Senior Indebtedness, the Trustee, from time to time, and at the expense of MDC for and on behalf of all present and future Holders, shall execute and deliver deeds of subordination in favour of the person or persons and its or their successors or assigns are entitled to all the rights and benefits of this Article 17 as the holder or holders of Senior Indebtedness. An executed counterpart of each such deed shall be delivered by the Trustee to MDC and another such counterpart shall be retained by the Trustee. Nothing contained in this Section 17.6 shall impair the rights of any holders of Senior Indebtedness in whose favour such deed of subordination has not been so executed and delivered.

17.7     Subrogation

   (1) Subject to the payment in full of all Senior Indebtedness of MDC then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of MDC, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Exchangeable Securities shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 17, and no payment over pursuant to the provisions of this Article 17 to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between MDC, its creditors other than holders of Senior Indebtedness of MDC, and the Holders, be deemed to be a payment by MDC to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 17 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness on the other hand.

   (2)   Upon any payment or distribution of assets of MDC referred to in this
         Article 17, the Trustee, subject to the provisions of Section 15.1 of this Trust Indenture, and the Holders shall be entitled to conclusively act and rely upon any order or decree made by any Court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of MDC, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 17.

17.8     Notice by MDC

   (1) The Corporation shall give prompt written notice to the Trustee of any fact known to MDC that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Exchangeable Securities pursuant to the provisions of this Article 17. Notwithstanding the provisions of this Article 17 or any other provision of this Trust Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Exchangeable Securities pursuant to the provisions of this Article 17, unless and until the Trustee shall have received written notice thereof from MDC or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 15.1 of this Trust Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 17.8 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Exchangeable Security), then, notwithstanding anything herein contained to the contrary, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within five Business Days prior to such date.

   (2) The Trustee, subject to the provisions of Section 15.1 of this Trust Indenture, shall be entitled to conclusively act and rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of MDC (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 17, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

17.9     Rights of the Trustee; Holders of Senior Indebtedness

   (1) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 17 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Trust Indenture shall deprive the Trustee of any of its rights as such holder.

   (2) With respect to the holders of Senior Indebtedness of MDC, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 17, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Trust Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 15.1 of this Trust Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, MDC or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 17 or otherwise.

17.10    Subordination May Not Be Impaired

   (1) No right of any present or future holder of any Senior Indebtedness of MDC to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of MDC, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by MDC, as the case may be, with the terms, provisions and covenants of this Trust Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

   (2) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of MDC may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 17 or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising, or waive any rights against MDC, as the case may be, and any other Person.

   (3) Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this Article notwithstanding that such holder is not a party to this Trust Indenture.

17.11    Article Applicable to Paying Agents

         In case at any time any Paying Agent other than the Trustee shall have been appointed by MDC and be then acting hereunder, the term "Trustee" as used in this Article 17 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 17 in addition to or in place of the Trustee; provided, however, that this Section 17.11 shall not apply to MDC or any Affiliate of MDC if it or such Affiliate acts as Paying Agent.

                                   ARTICLE 18
                        FORM OF EXCHANGEABLE SECURITIES

18.1     English Form of Exchangeable Securities

         The English language portion of the text of the Exchangeable Securities, including the Trustee's certificate, the form of assignment, the registration panel and the exchange form on the back of the Exchangeable Security shall be substantially as follows:

         [Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to the Issuer or its agent for registration of transfer, exchange or payment, and any Exchangeable Security issued is registered in the name of CDS & Co. or such other name as requested by an authorized representative of CDS and any payment hereon is made to CDS & Co. (or as requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, since the registered owner hereof, CDS & Co., has an interest herein.

         This Exchangeable Security is a Global Security within the meaning of the Trust Indenture hereinafter referred to and is registered in the name of CDS & Co. as nominee of CDS. This Exchangeable Security is exchangeable for Units registered in the name of a person other than CDS or its nominee only in the limited circumstances described in the Trust Indenture, and no transfer of this Exchangeable Security (other than a transfer of this Exchangeable Security as a whole by CDS to a nominee of CDS or by a nominee of CDS to CDS or another nominee of CDS) may be registered except in limited circumstances.]*

____________________
* Insert in Global Securities only.

         IN CERTAIN CIRCUMSTANCES, HOLDERS MAY BE REQUIRED TO ACCEPT UNITS OF CUSTOM DIRECT INCOME FUND HAVING LESS VALUE THAN THE PRINCIPAL AMOUNT HEREOF PLUS ACCRUED BUT UNPAID INTEREST. AN INVESTMENT IN THE EXCHANGEABLE SECURITIES IS SUBJECT TO THE RISK OF EQUITY DEPRECIATION IN THE VALUE OF UNITS OF CUSTOM DIRECT INCOME FUND.

NO.                          MDC CORPORATION INC.                          $| |
                    (Incorporated under the laws of Ontario)

                     ADJUSTABLE RATE EXCHANGEABLE SECURITY
                             Due December 31, 2028
                               CUSIP 55267W 60 6

         MDC CORPORATION INC. ("MDC") for value received hereby promises to pay to the registered holder (the "Holder") hereof on December 31, 2028
(the "Maturity Date"), or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Trust
Indenture hereinafter mentioned, the sum of DOLLARS ($ ) in lawful money of Canada on presentation and surrender of this Exchangeable Security at the principal office of CIBC Mellon Trust Company (the "Trustee") in Toronto or at such other place or places, if any, as MDC, with the approval of the Trustee, may designate, and to pay interest on the principal amount hereof at a rate per month equal to the Adjustable Rate for such month (after as well as before the Maturity Date, subject to the provisions of the Trust Indenture, and after as well as before default and judgment, with interest on amounts in default, including overdue interest, at the same rate) and payable monthly (less all applicable withholding taxes) to Holders of record as of the last relevant Interest Record Date in arrears on each Interest Payment Date with the first Interest Payment Date being January
15, 2004 (and at such other date or dates as interest may be required to be paid hereunder on the Exchangeable Securities), interest to accrue from day to day from the first day of each month and payable in the amount calculated hereunder rounded to the nearest cent, provided that if at any time the Fund publicly announces that the amount of the Unit Distribution paid by the Fund with respect to such month will be different than the Unit Distribution for the preceding month, then the amount of interest to accrue shall be adjusted immediately so that the interest paid in such month corresponds to the Unit Distribution relating to such month. As interest becomes due on each Exchangeable Security (except interest payable at maturity or upon redemption or exchange which shall be paid on the Exchange Date or Redemption Date, as applicable, of an Exchangeable Security) MDC will send or cause to be sent on or before each Interest Payment Date, sufficient funds to pay such interest (less all applicable withholding taxes) payable to the Holder of such Exchangeable Security and at the option of MDC such payment may be paid by electronic funds transmission to an account maintained by the payee located in Canada if electronic funds transmission instructions which MDC deems to be appropriate have been received from the Holder in writing by the Trustee not less than 15 days prior to the Interest Payment Date, provided that MDC is not otherwise directed in writing by the Holder to send payment to some other person or some other address or, in the case of joint Holders, payable to all of them and addressed to the joint Holder whose name appears first in the register at such Holder's last address appearing on the register unless otherwise directed in writing by all of them to send payment to some other person or some other address. The forwarding of such payment or electronic funds transmission will satisfy and discharge the liability for interest on such Exchangeable Security to the extent of the sum represented thereby (plus the amount of any tax withheld as aforesaid) unless, in the case of payment by cheque, such cheque is not paid on presentation.

         This Exchangeable Security is one of the Adjustable Rate Exchangeable Securities in an aggregate principal amount not exceeding $34,155,196.25 issued under a Trust Indenture (the "Trust Indenture") dated as of December 8, 2003 and made between MDC, Custom Direct Income Fund (the "Fund") and CIBC Mellon Trust Company, as Trustee, to which Trust Indenture and all instruments supplemental thereto reference is hereby made for a description of the rights of the Holders, of MDC, of the Fund, and of the Trustee and of the terms and conditions upon which the Exchangeable Securities are issued and held, all to the same effect as if the provisions of the Trust Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the Holder, by acceptance hereof, assents.

         The Exchangeable Securities are issuable as fully registered Exchangeable Securities without coupons in denominations of $8.75 and integral multiples thereof. The Exchangeable Securities of any authorized denomination may be exchanged, as provided in the Trust Indenture, for trust units of the Fund (the "Units") authorized and issued in accordance with the amended and restated declaration of trust of the Fund dated May 14, 2003 (as the same may be amended and restated from time to time) in an equal aggregate principal amount in any other authorized denomination or denominations.

         This Exchangeable Security and all other Exchangeable Securities certified and issued under the Trust Indenture rank pari passu in accordance to their tenor without discrimination, preference or priority. The Exchangeable Securities are direct, unsecured obligations of MDC that are subordinated to Senior Indebtedness. Payment of principal and interest owing under the Exchangeable Securities is not secured by any mortgage, pledge, hypothec or other charge. However, MDC has pledged shares of Custom Direct, Inc., a corporation formed under the laws of Delaware, and/or other Eligible Securities to secure its obligation to deliver Units upon the exercise of the Holder's exchange right under the Exchangeable Securities.

         MDC shall withhold all applicable withholding taxes from all payments and deliveries under this Exchangeable Security, whether in respect of principal, interest, amounts payable and property deliverable on redemption, exchange or maturity, or otherwise.

         At the option of MDC, on the Maturity Date, MDC may satisfy payment of the outstanding principal amount of each Exchangeable Security in respect of which an Exchange Deposit Date has not occurred by delivery of Units with a value, based on the Current Market Price per Unit on the Maturity Date, equal to the outstanding principal amount of such Exchangeable Security, or by payment of an amount in cash equal to the outstanding principal amount of such Exchangeable Security, provided in either case that accrued but unpaid interest shall be paid in cash.

         Each Exchangeable Security is exchangeable at the Holder's option for Units at the Exchange Rate at any time after the occurrence of the Exchange Event, to and including the Maturity Date (unless the principal amount of such Holder's Exchangeable Securities has not been paid or satisfied on or before the Maturity Date, in which case such right shall continue until the date on which such principal amount is paid or satisfied).

         At the option of MDC, at any time on and after the 2004 Audit Date and provided no Exchange Event has occurred, MDC may redeem the Exchangeable Securities in whole upon delivery by MDC to the Holder of an amount in cash equal to the greater of (i) the principal amount of such Exchangeable Securities to be redeemed, and (ii) for each Exchangeable Security to be redeemed, the Current Market Price of a Unit. At the option of MDC, at any time subsequent to the occurrence of an Exchange Event, MDC may redeem the Exchangeable Securities in whole upon delivery by MDC to the Holder of one Unit for each Exchangeable Security redeemed.

         If MDC has given a Redemption Notice relating to a Cash Redemption and if the Exchange Event occurs before the Redemption Date, a Holder will be entitled to exercise the Exchange Right in priority to MDC's Redemption Right by giving an Exchange Notice as provided in the Trust Indenture.

         The exchange right and rights to redeem or purchase are all exercisable subject to the terms and conditions and in the manner set forth in the Trust Indenture. The Trust Indenture makes provision for the adjustment of the bases for calculation of the Exchange Rate, the Fund Unit Payment and Fund Cash Payment in the events therein specified.

         Unless Units are registered under the U.S. Securities Act of 1933, as amended, or unless there exists an applicable exemption from the U.S. Securities Act of 1933, as amended, registration for such delivery, other than an exemption that results in the delivery of "restricted securities", MDC will not deliver Units upon exchange or redemption or at maturity to a Holder that is within the United States or is a United States person (within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended), but will pay such Holder in cash.

         The principal hereof may become or be declared due before the Maturity Date on the conditions, in the manner, with the effect and at the time set forth in the Trust Indenture.

         The Trust Indenture contains provisions for the holding of meetings of Beneficial Holders and rendering resolutions passed at such meetings and instruments in writing signed by the Beneficial Holders of a specified majority of Exchangeable Securities outstanding binding upon all Beneficial Holders, subject to the provisions of the Trust Indenture.

         This Exchangeable Security may be transferred only upon compliance with the conditions precedent in the Trust Indenture on one of the registers to be kept at the principal office of the Trustee in Toronto and at such other place or places, if any, and/or by such other registrar or registrars, if any, as MDC with the approval of the Trustee may designate, by the Holder hereof or such Holder's executors or administrators or other legal representatives or such Holder's or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar. No Holder or transferee may require any transfer to be made on an

Interest Payment Date, on the Maturity Date, during the five Business Days preceding any such date or on or during the three Business Days preceding a Redemption Date.

         All capitalized terms used in this Exchangeable Security that are defined in the Trust Indenture shall have the meanings ascribed thereto in the Trust Indenture. In the event of any inconsistency between this Exchangeable Security and the Trust Indenture, the terms of the Trust Indenture shall govern.

         This Exchangeable Security shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Trust Indenture.

         IN WITNESS WHEREOF MDC CORPORATION INC. has caused this Exchangeable Security to be signed by its President and Chief Executive Officer and by its Senior Vice-President, Finance and Corporate Secretary.

                  Dated as of the | | day of | |, 20| |.

                                       MDC CORPORATION INC.



                                       By: ______________________________
                                           [ ]
                                           President and Chief Executive Officer





                                       By: ______________________________
                                           [ ]
                                           Senior Vice-President, Finance and
                                           Corporate Secretary

                         (FORM OF TRUSTEE'S CERTIFICATE)

                              TRUSTEE'S CERTIFICATE



                  This Exchangeable Security is one of the Adjustable Rate Exchangeable Securities referred to in the Trust Indenture within mentioned.

                                       CIBC MELLON TRUST COMPANY,
                                       Trustee



                                       By:  __________________________
                                            Authorized Officer



                              (FORM OF ASSIGNMENT)



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto, _______________ whose address and social insurance number or Taxpayer Identification Number, if applicable, are set forth below, this Exchangeable Security (or $________ principal amount hereof*) of MDC CORPORATION INC. standing in the name(s) of the undersigned in the register maintained by MDC CORPORATION INC. with respect to such Exchangeable Security and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer such Exchangeable Security in such register, with full power of substitution in the premises.

Dated: _________________________                ______________________________
                                                (Signature)

Address of Transferee: _______________________________________________________
                      (Street Address, City, Province and Postal Code)

Social Insurance Number
of Transferee, if applicable:_____________________

Taxpayer Identification Number
of Transferee, if applicable:  ___________________

Signature Guarantee:



____________________________________         ________________________________
Authorized Officer                           Name of Institution

         *If less than the full principal amount of this Exchangeable Security is to be transferred, indicate in the space provided the principal amount (which must be $8.75 or an integral multiple thereof) to be transferred.

         (a) The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Exchangeable Security in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company, or by a medallion-signature guarantee from a member of a recognized Medallion Signature Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

         (b) The holder of this Exchangeable Security is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Exchangeable Security.

                          (FORM OF REGISTRATION PANEL)

          (No writing hereon except by the Trustee or other registrar)

_______________________________________________________________________________



DATE OF          IN WHOSE            PLACE                     SIGNATURE OF
REGISTRATION     NAME REGISTERED     OF REGISTRY               TRUSTEE OR OTHER
                                                               REGISTRAR

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



                             (FORM OF EXCHANGE FORM)

TO:        MDC CORPORATION INC.

AND TO:    CIBC MELLON TRUST COMPANY

           The undersigned holder of the within Exchangeable Security hereby irrevocably elects to exchange said Exchangeable Security (or $ principal amount hereof*) in accordance with the terms of the Trust Indenture referred to in said Exchangeable Security and directs that the Units be delivered to the person indicated below or, in the absence of instructions below, to the holder of the Exchangeable Security.

Dated: ______________________________             _____________________________
                                                  (Signature)

___________________________________
Name of Person (Other than Registered Holder of the within Exchangeable Security) in which Units are to be registered

Address of such Person
(Street Address, City, Province and Postal Code)

Social Security Number of such Person: ______________________________________

Taxpayer Identification Number of such Person: ______________________________

Signature Guarantee:

___________________________________               _____________________________
Authorized Officer                                Name of Institution

         If Units are to be delivered to a person other than the holder, the signature of the holder must be guaranteed by a Canadian chartered bank or trust company, by a U.S. commercial bank or trust company, or by a medallion-signature guarantee from a member of a recognized Medallion Signature Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

         The holder of this Exchangeable Security is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the delivery of Units and any accrued interest, if applicable.

         *If less than the full principal amount of this Exchangeable Security is to be exchanged, indicate in the space provided the principal amount (which must be $8.75 or an integral multiple thereof) to be exchanged.

18.2     U.S. Legend

         The form of U.S. Legend shall be as follows:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MDC THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO MDC, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO MDC AS SET FORTH IN A LETTER TO MDC, AMONG OTHERS, EXECUTED BY OR ON BEHALF OF THE HOLDER HEREOF. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND MDC, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

18.3     French Form of Exchangeable Securities

         The French language portion of the text of the Exchangeable Securities, including the Trustee's certificate, form of assignment, the resignation panel and the exchange form on the back of the Exchangeable Security shall be substantially as follows:

         [A moins que le present certificat ne soit presente par un representant autorise de la Caisse canadienne de depot de valeurs Limitee
(CCDV) a l'emetteur aux fins de l'inscription, du transfert, de l'echange ou du paiement, et que tout titre echangeable emis ne soit inscrit au nom de CDS & Co. ou a tout autre nom demande par un representant autorise de CDS et que le paiement ne soit effectue a CDS & Co. (ou a la demande d'un representant autorise de CCDV), TOUT TRANSFERT, GAGE OU AUTRE UTILISATION DU PRESENT TITRE ECHANGEABLE, CONTRE VALEUR OU AUTREMENT, PAR UNE PERSONNE EST FAUTIF, etant donne que le proprietaire inscrit des presentes, CDS & Co., detient une participation dans les presentes.

         Le present titre echangeable est un titre global au sens de l'acte de fiducie ci-apres indique et est inscrit au nom CDS & Co., en tant que prete-nom de CCDV. Le present titre echangeable peut etre echange contre des parts inscrites au nom d'une personne autre que CCDV ou son prete-nom seulement dans les circonstances limitees decrites dans l'acte de fiducie, et aucun transfert du present titre echangeable (sauf autre qu'un transfert de ce titre echangeable dans son integralite par CCDV ou un de ses prete-noms ou par un tel prete-nom a CCDV ou a un autre de ses prete-noms) ne pourra etre inscrit, sauf dans des circonstances limitees.]*

__________________
*Indiquer les titres globaux seulement.

         DANS CERTAINES CIRCONSTANCES, LES PORTEURS PEUVENT ETRE TENUS D'ACCEPTER DES PARTS DE CUSTOM DIRECT INCOME FUND D'UNE VALEUR INFERIEURE AU MONTANT EN CAPITAL DES PRESENTES, PLUS L'INTERET COURU ET IMPAYE. UN PLACEMENT DANS LES TITRES ECHANGEABLES EST ASSUJETTI AU RISQUE DE LA DEVALUATION DES CAPITAUX PROPRES FAISANT PARTIE DE LA VALEUR DES PARTS DE CUSTOM DIRECT INCOME FUND.

No                                                                         o $

                              MDC CORPORATION INC.
                   (constituee en vertu des lois de l'Ontario)

                       TITRES ECHANGEABLES A TAUX VARIABLE
                           echeant le 31 decembre 2028
                                CUSIP 55267W 60 6

         Contre valeur recue, MDC CORPORATION INC. (MDC) promet par les presentes de payer au porteur inscrit (le porteur) des presentes le 31 decembre 2028 (la date d'echeance) ou a toute autre date anterieure a laquelle le montant en capital des presentes peut devenir exigible conformement aux
dispositions de l'acte de fiducie ci-apres indique, la somme de $    ( $  ), en
monnaie legale du Canada, sur presentation et remise du present titre echangeable a l'etablissement principal de Compagnie Trust CIBC Mellon (le fiduciaire) a Toronto ou a tout autre endroit, le cas echeant, que MDC peut designer avec l'approbation du fiduciaire, et de payer l'interet sur le montant en capital des presentes, au taux mensuel correspondant au taux variable pour ce mois (tant apres qu'avant la date d'echeance, sous reserve des dispositions de l'acte de fiducie, et tant apres qu'avant defaut et jugement, avec interet sur les montants en defaut, y compris l'interet en souffrance, au meme taux) et payable mensuellement (moins toutes les retenues d'impot applicables) aux porteurs inscrits a la derniere date de reference pour l'interet s'averant pertinent, a terme echu, a chaque date de paiement de l'interet, la premiere date de paiement de l'interet etant le 15 janvier 2004 (et a toute autre date a laquelle l'interet peut devoir etre paye en vertu des presentes sur les titres echangeables), l'interet s'accumulant quotidiennement a compter du premier jour de chaque mois et etant payable d'apres le montant calcule en vertu des presentes, arrondi au cent le plus pres, a condition que si le Fonds annonce publiquement a tout moment que le montant de la distribution sur les parts payees par le Fonds pour ce mois sur la difference de la distribution sur les parts pour le mois precedent, le montant de l'interet devant s'accumuler sera alors rajuste immediatement, de sorte que l'interet paye pour ce mois corresponde a la distribution sur les parts pour un tel mois. A mesure que l'interet devient exigible sur chaque titre echangeable, (sauf dans le cas de l'interet payable a l'echeance lors d'un rachat ou d'un echange qui sera paye a la date d'echange ou a la date de rachat, selon le cas, d'un titre echangeable) MDC enverra ou fera en sorte que soit envoye, le ou avant chaque date de paiement d'interet, des fonds suffisants pour payer pour cet interet (moins le montant de toute retenue d'impot applicable) payable au porteur de ce titre echangeable a l'option de MDC peut decider d'effectuer ce paiement par transfert electronique de fonds dans un compte situe au Canada appartenant au beneficiaire si des instructions a cet effet que MDC aura juge convenable aient ete recues du porteur sous forme ecrite par le fiduciaire au moins 15 jours avant la date de paiement d'interet, en autant que MDC n'ait pas recu de directives differentes par ecrit du porteur lui indiquant de faire parvenir le versement a une autre personne ou a une autre adresse ou dans le cas de porteurs conjoints, payable a chacun d'eux et expedie a la derniere adresse inscrite du porteur conjoint dont le nom parait en premier au registre, a moins de directives differentes recues par ecrit de chaque porteur conjoint indiquant d'envoyer le versement a une autre personne ou une autre adresse. L'envoi de ce paiement respectera et liberera la responsabilite quant a l'interet sur ce titre echangeable dans la mesure de la somme qu'il represente (plus le montant de tout impot deduit ou retenu tel qu'il est precite), a moins, dans le cas de paiement par cheque, que ce cheque ne soit pas paye sur presentation.

         Le present titre echangeable fait partie des titres echangeables a taux variable d'un montant en capital global n'excedant pas 34 155 196,25 $ qui ont ete emis aux termes d'un acte de fiducie (l'acte de fiducie) intervenu en date du 8 decembre 2003 entre MDC, Custom Direct Income Fund (le Fonds) et Compagnie Trust CIBC Mellon, a titre de fiduciaire, et il est par les presentes fait reference a cet acte de fiducie et a tous les actes lui etant supplementaires pour une description des droits des porteurs de MDC, du Fonds et du fiduciaire ainsi que des modalites auxquelles les titres echangeables sont emises et detenues, le tout avec le meme effet que si les dispositions de l'acte de fiducie et de tous les actes lui etant supplementaires etaient indiques aux presentes, et le porteur consent a toutes ces dispositions, du fait de son acceptation des presentes.

         Les titres echangeables peuvent etre emis sous forme de titres echangeables entierement nominatifs sans coupon, en coupures de 8,75 $ et en multiples integraux de ce montant. Les titres echangeables de toute coupure autorisee pourront etre echanges tel qu'il est prevu dans l'acte de fiducie, contre des parts de fiducie du Fonds (les parts), autorisees et emises conformement a la declaration de fiducie modifiee et refondue datee du 14 mai 2003 (telle qu'elle peut etre modifiee et refondue de temps a autre), d'apres un montant en capital global de toute autre coupure autorisee.

         Le present titre echangeable et tous les autres titres echangeables certifies et emis aux termes de l'acte de fiducie se placent a egalite conformement a leur teneur, sans discrimination, preference ni priorite. Les titres echangeables constituent des obligations directes non garanties de MDC qui sont subordonnees a la dette de premier rang. Le paiement du capital et de l'interet dus aux termes des titres echangeables n'est garanti par aucune hypotheque ni aucun gage ou autre charge. Cependant, MDC a gage les actions de Custom Direct, Inc., une societe par actions constituee en vertu des lois du Delaware, et(ou) d'autres titres echangeables en garantie de son obligation de remettre les parts lors de l'exercice du droit d'echange du porteur aux termes des titres echangeables.

         MDC deduira toutes les retenues d'impot applicables de tous les paiements et remises aux termes du present titre echangeable, relativement au capital, a l'interet, aux montants payables et aux biens devant etre livres lors du rachat, de l'echange ou de l'echeance, ou autrement.

         A la date d'echeance, MDC pourra, a son gre, respecter le paiement du montant en capital en cours de chaque cours echangeable a l'egard duquel une date de consignation aux fins d'echange n'a pas eu lieu en remettant les parts d'une valeur, selon le cours du marche en vigueur par part a la date d'echeance, egal au montant en capital en cours de ce titre echangeable, ou en payant une somme au comptant egale au montant en capital en cours de ce titre echangeable, a condition que, dans chaque cas, l'interet couru mais impaye soit regle au comptant.

         Chaque titre echangeable peut etre echange au gre du porteur contre des parts au taux d'echange en tout temps apres le declenchement d'un cas d'echange, jusqu'a la date d'echeance, inclusivement, a moins que le montant en capital des titres echangeables de ce porteur n'ait pas ete paye ou regle a la date d'echeance ou auparavant, auquel cas ce droit se poursuivra jusqu'a la date du reglement de ce montant en capital.

         Au gre de MDC, en tout temps a compter de la date de verification de 2004 et a condition qu'aucun cas d'echange n'ait eu lieu, MDC pourra racheter les titres echangeables en totalite lorsqu'elle remettra au porteur une somme au comptant egale ou plus eleve de (i) le montant en capital devant faire l'objet du rachat, et (ii) pour chaque titre echangeable ainsi rachete, le cours du marche en vigueur d'une part. Au choix de MDC, en tout temps apres le declenchement d'un cas d'echange, MDC pourra racheter les titres echangeables en totalite en faisant livrer au porteur une part pour chaque titre echangeable rachete.

         Si MDC a donne un avis de rachat concernant un rachat au comptant et si le cas d'echange a lieu avant la date de rachat, un porteur pourra exercer le droit d'echange avant le droit de rachat de MDC en remettant un avis d'echange tel qu'il est prevu dans l'acte de fiducie.

         Le droit d'echange et les droits de rachat et d'achat peuvent tous etre exerce sous reserve des modalites et de la maniere prevue dans l'acte de fiducie. L'acte de fiducie prevoit le rajustement des modes de calcul du taux d'echange, du paiement par part du Fonds et du paiement au comptant du Fonds dans les circonstances y etant precisees.

         Sauf si des parts sont inscrites en vertu de la loi des Etats-Unis intitulee Securities Act of 1933, avec ses modifications, ou a moins qu'il n'existe une dispense applicable des exigences d'inscription pour cette remise de ladite loi avec ses modifications qu'une dispense entrainant la remise de titres assujettis a des restrictions (selon l'expression correspondante) MDC ne remettra aucune part lors de l'echange ou du rachat ou a l'echeance a un porteur qui est aux Etats-Unis ou qui est une personne des Etats-Unis (au sens de l'expression correspondante du Reglement S de la loi des Etats-Unis intitulee Securities Act of 1933, avec ses modifications), mais versera une somme au comptant a ce porteur.

         Le montant en capital des presentes peut devenir ou etre declare exigible avant la date d'echeance aux conditions, de la maniere, avec les consequences et aux moments prevus dans l'acte de fiducie.

         L'acte de fiducie contient des dispositions regissant la tenue des assemblees des porteurs veritables et en vertu desquelles les resolutions adoptees lors de ces assemblees et les actes ecrits et signes par les porteurs d'une majorite specifiee des titres echangeables en circulation lient tous les porteurs veritables, sous reserve des dispositions de l'acte de fiducie.

         Le present titre echangeable ne pourra etre transfere qu'au moment du respect des conditions prealables dans l'acte de fiducie, a l'un des registres devant etre tenus a l'etablissement principal du fiduciaire a Toronto et a tout autre endroit, le cas echeant, et(ou) par tout autre agent charge de la tenue des registres, le cas echeant, que MDC peut designer avec l'approbation du fiduciaire, par le porteur des presentes ou par ses liquidateurs de succession ou administrateurs judiciaires ou autres representants legaux ou par son ou leur fondes de pouvoir dument nommes par un acte dont la forme et la signature conviennent au fiduciaire, ainsi que lors du respect des exigences raisonnables que le fiduciaire et(ou) tout agent charge de la tenue des registres peut prescrire, et un tel transfert soit dument note aux presentes par le fiduciaire ou cet autre agent charge de la tenue des registres. Aucun porteur ni cessionnaire ne peut demander qu'un transfert soit effectue a une date de paiement de l'interet, a la date d'echeance, pendant les cinq jours ouvrables precedant toute pareille date ou a une date de rachat ou durant les trois jours ouvrables precedant une telle date de rachat.

         Certains termes et expressions utilisees dans le present titre echangeable qui sont definis dans l'acte de fiducie ont les significations y etant attribuees dans l'acte de fiducie. En cas d'incompatibilite entre le titre echangeable et l'acte de fiducie, les modalites de l'acte de fiducie auront preseance.

                  Le present titre echangeable ne deviendra obligatoire a quelque fin que ce soit que lorsqu'il aura ete certifie par le fiduciaire alors en fonction aux termes de l'acte de fiducie.

                  EN FOI DE QUOI MDC CORPORATION INC. a fait signer le present titre echangeable par son president et chef de la direction et par son secretaire de la societe.

                  Date le  [o]  decembre 20[o].

                                         MDC CORPORATION INC.

                                         Par ___________________________
                                             [o]
                                             President et chef de la direction




                                         Par ___________________________
                                             [o]
                                             Premier vice-president, finances et
                                             secretaire de la societe

                     (MODELE DE L'ATTESTATION DU FIDUCIAIRE)

                            ATTESTATION DU FIDUCIAIRE



Le present titre echangeable fait partie des titres echangeables a taux variable indique dans l'acte de fiducie mentionne aux presentes.

                                            COMPAGNIE TRUST CIBC MELLON,
                                            Fiduciaire




                                          Par ___________________________
                                              Membre de la direction autorise


                               (MODELE DE CESSION)

CONTRE VALEUR RECUE, le soussigne vend, cede et transfere par les presentes a __________________________, dont l'adresse et le numero d'assurance sociale ou le numero d'identification de contribuable, s'il y a lieu, sont indiques ci-dessous, le present titre echangeable (ou une tranche de _______________ $ de ce montant en capital*) de MDC CORPORATION INC. inscrit au nom du ou des soussignes paraissant au registre tenu par MDC CORPORATION INC. a l'egard de ces titres echangeables, et nomme irrevocablement par les presentes ____________________________________ son fonde de pouvoir pour transferer ce titre echangeable dans un tel registre, avec pleins pouvoirs de substitution aux presentes.

En date du __________________________             _____________________________
                                                  (signature)

Adresse du cessionnaire _______________________________________________________
                        (adresse municipale, ville, province et code postal)

En date du _________________________________

Numero d'assurance
sociale du
cessionnaire,
s'il y a lieu : ____________________________


Numero d'identification
de contribuable du
cessionnaire
s'il y a lieu : ____________________________

Aval de la signature :

____________________________________                ____________________________
Membre de la direction autorise                     Nom de l'institution


*Si moins que le montant en capital integral du present titre echangeable peut faire l'objet d'un transfert, indiquer dans l'espace prevu le montant en capital (qui doit etre 8,75 $ ou un multiple integral de ce montant) devant etre transferes.

         A) LA OU LES SIGNATURES APPOSEES SUR LA PRESENTE CESSION DOIVENT CORRESPONDRE EN TOUS POINTS AUX NOMS PARAISSANT AU RECTO DU PRESENT TITRE ECHANGEABLE, SANS AJOUT NI CHANGEMENT QUEL QU'IL SOIT. LA OU LES SIGNATURES DOIVENT ETRE AVALISEES PAR UNE BANQUE A CHARTE OU UNE SOCIETE DE FIDUCIE AU CANADA, UNE BANQUE COMMERCIALE OU UNE SOCIETE DE FIDUCIE AUX ETATS-UNIS, OU PAR UN AVAL DE SIGNATURE MEDALLION D'UN PARTICIPANT D'UN PROGRAMME RECONNU D'AVAL DES SIGNATURES MEDALLION. LES SIGNATURES NOTARIEES OU AUTHENTIFIEES NE SONT PAS ACCEPTABLES EN TANT QUE SIGNATURES AVALISEES.

         B) LE PORTEUR DU PRESENT TITRE ECHANGEABLE EST RESPONSABLE DU PAIEMENT DES TAXES SUR LES DOCUMENTS, DROITS DE TIMBRES OU AUTRES TAXES DE TRANSFERT POUVANT ETRE PAYABLES A L'EGARD DU TRANSFERT DU PRESENT TITRE ECHANGEABLE.

                        (MODELE DU TABLEAU D'INSCRIPTION)

           (A l'usage exclusif du fiduciaire ou de tout autre agent
                       charge de la tenue des registres)

_______________________________________________________________________________



DATE               NOM DU               LIEU DE               SIGNATURE DU
D'INSCRIPTION      PORTEUR INSCRIT      L'INSCRIPTION         FIDUCIAIRE OU DE
                                                              TOUT AUTRE
                                                              AGENT CHARGE DE
                                                              LA TENUE DES
                                                              REGISTRES
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



                        (MODELE DU FORMULAIRE D'ECHANGE)

A L'INTENTION DE MDC CORPORATION INC.

ET DE COMPAGNIE TRUST CIBC MELLON

Le porteur soussigne du present titre echangeable choisit irrevocablement par les presentes d'echanger ce titre echangeable (ou une tranche de ________________ $ de son montant en capital*) conformement aux modalites de l'acte de fiducie indique dans ce titre echangeable, et demande que des parts soient remis a la personne dont le nom est indique ci-dessous ou, en l'absence de directives fournies ci-dessous, au porteur du titre echangeable.

En date du __________________________          ________________________________
                                               (signataire)

_____________________________
Nom de la personne (autre que le porteur inscrit du present titre echangeable) a laquelle les parts doivent etre inscrites.


________________________________________
Adresse de cette personne
(Adresse municipale, ville province et code postal)

Numero d'assurance sociale de cette personne : ________________________________

Numero d'identification de contribuable de cette personne :____________________

Aval de la signature :


____________________________________             ______________________________
Membre de la direction autorise                  Nom de l'institution


         Si des parts doivent etre remises a une personne autre que le porteur, la signature du porteur doit etre avalisee par une banque a charte ou une societe de fiducie au Canada, par une banque commerciale ou une societe de fiducie aux Etats-Unis, ou un aval de signature Medallion d'un participant d'un programme reconnu d'aval des signatures Medallion. Les signatures notariees ou authentifiees par temoin ne sont pas acceptables en tant que signatures avalisees.

         Le porteur du present titre echangeable est responsable du paiement des taxes sur les documents, droits de timbres ou des autres taxes de transfert pouvant etre payables a l'egard de la remise des parts, d'une somme au comptant ou de biens et de l'interet couru.

         *Si moins que le montant en capital global du present titre echangeable doit faire l'objet d'un echange, veuillez indiquer dans l'espace prevu le montant en capital (qui doit etre 8,75 $ ou un multiple integral de cette somme) devant etre echange.

                                   ARTICLE 19
                                   EXECUTION

19.1     Counterparts and Formal Date

         This Trust Indenture may be executed in several counterparts and in facsimile, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of December 8, 2003.

         IN WITNESS WHEREOF the parties hereto have executed this Trust Indenture under their respective corporate seals and the hands of their officers in that behalf.

                                  MDC CORPORATION INC.


                                  By: _______________________________
                                  Name:
                                  Title:


                                  By: _______________________________
                                  Name:
                                  Title:


                                  CUSTOM DIRECT INCOME FUND

                                  By: _______________________________
                                  Name:
                                  Title:


                                  By: _______________________________
                                  Name:
                                  Title:


                                  CIBC MELLON TRUST COMPANY


                                  By: _______________________________
                                  Name:
                                  Title:


                                  By: _______________________________
                                  Name:
                                  Title: